EXHIBIT 10.19
                         LOAN AGREEMENT

                          by and among

                     BURR-BROWN CORPORATION
                       (the "BORROWER"),

                              and

             FIRST INTERSTATE BANK OF ARIZONA, N.A.
                          (the "Bank")


                        January 31, 1996

                       TABLE OF CONTENTS


                                                             Page

SECTION 1.  RECITALS                                            1

SECTION 2.                                            DEFINITIONS       1

          2.1                                         Definitions       1
          2.2                                    Accounting Terms       1

SECTION 3.                          THE REVOLVING CREDIT FACILITY       2

          3.1                           Revolving Loan Commitment       2
          3.2                                 Manner of Borrowing       2
                        (a)     Request for Advance                     2
                        (b)     Notice  Irrevocable                     2
          3.3          Apportionment of the Revolving Credit Loan       3
          3.4                                      Commitment Fee       3
          3.5            Reduction of Revolving Credit Commitment       3
                         (a)     Reduction   3
                         (b)     Effect      3
          3.6           The Revolving Credit Note       3
          3.7Principal Payment and Prepayment
                  on the Revolving Credit Loan   4
                         (a)     Mandatory Payments              4
                         (b)     Optional Prepayments            4
          3.8 Payment of Interest Under the Revolving Credit Loan       4

SECTION 4.  [Intentionally omitted.]                            5

SECTION 5.GENERAL PAYMENT TERMS; DESIGNATION OF APPLICABLE INTEREST RATE     5

          5.1                            Payments       5
          5.2Designations and Conversions of the Applicable Interest Rate    5
          5.3                                        Computations       6
          5.4                                              Setoff       7
          5.5                      Increased Capital Requirements       7
          5.6           Special Provisions for LIBO Rate Advances       7
                   (a)     Inadequacy of Eurodollar Pricing             7
                   (b)     Illegality               7
                   (c)     Increased Costs for LIBO Rate Advances       8
          5.7                    Indemnity for Consequential Loss       9

SECTION 6.                                   CONDITIONS PRECEDENT       9

          6.1               Conditions Precedent to Effectiveness       9
          6.2                                            Advances      11

SECTION 7.                         REPRESENTATIONS AND WARRANTIES      11

          7.1                       Corporate Existence and Power      11
          7.2Corporate and Governmental Authorization; Contravention   11
          7.3                                      Enforceability      12
          7.4                                          Litigation      12
          7.5                               Compliance with ERISA      12
          7.6                                               Taxes      12
          7.7                                        Subsidiaries      13
          7.8                                          No Default      13
          7.9                       Use of Proceeds; Margin Stock      13
          7.10        No Financing of Certain Corporate Takeovers      13
          7.11                                Compliance with Law      13
          7.12                                Financial Condition      13
          7.13                                           No Liens      14
          7.14                                Material Agreements      14
          7.15                                   Principal Office      14
          7.16                                    Full Disclosure      14
          7.17                     Representations and Warranties      14
          7.18                  Survival of Representations, Etc.      14

SECTION 8.                                  AFFIRMATIVE COVENANTS      15

          8.1         Financial Statements, Reports and Documents      15
                        (a)     Quarterly Statements                    15
                        (b)     Annual Statements                     15
                        (c)     Financial Projections                 16
                        (d)     SEC and Other Reports                 16
                        (e)     Compliance Certificate           16
                    (f)     Notice of Other Events                  17
                        (g)     Other Information                    17
          8.2             Payment of Taxes and Other Indebtedness      17
          8.3             Insurance and Maintenance of Properties      17
          8.4                                 Corporate Existence      18
          8.5                                     Use of Proceeds      18
          8.6                           Books and Records; Access      18

          8.7                                Compliance with Laws      18
          8.8                        Authorizations and Approvals      19
          8.9                                  Further Assurances      19

SECTION 9.                                     NEGATIVE COVENANTS      19

          9.1     Sales of Stock and Indebtedness of Subsidiaries      19
          9.2                           Merger and Sale of Assets      19
          9.3                             Limitation on Net Worth      20
          9.4                               Total Debt Limitation      20
          9.5                                Restriction on Liens      20
          9.6                                  Debt Service Ratio      20
          9.7                                   Lines of Business      20
          9.8                       Certain Transfers of Property      20
          9.9                           Independence of Covenants      21

SECTION 10.  DEFAULTS                                          21

          10.1                                  Events of Default      21
          10.2                     Remedies Upon Event of Default      24

SECTION 11.  MISCELLANEOUS                                     24

          11.1                                           Entirety      24
          11.2                                            Notices      24
          11.3                          Expenses; Indemnification      25
          11.4                                    Confidentiality      25
          11.5                          Amendments, Waivers, Etc.      25
          11.6         Assignments and Participation; Transferees      26
          11.7                                 Invalid Provisions      26
          11.8                                           Headings      26
          11.9                         No Third Party Beneficiary      26
          11.10                             Multiple Counterparts      26
          11.11                                     Governing Law      26
          11.12                                       Arbitration      27
                     (a)     Binding Arbitration                       27
                     (b)     Governing Rules             27
                     (c)     No Waiver,Preservation of Remedies,
                             Multiple Parties      27
                     (d)     Arbitrator Powers and Qualifications;
                              Awards               28
                     (e)     Miscellaneous               28

          11.13Choice of Forum; Consent to Service of Process; Jurisdiction;
       Waiver of Jury Trial                                        29
 SCHEDULES

   7.4   Litigation
          7.7     List   of   Subsidiaries    and
          Significant Subsidiaries of Borrower
          7.14  List  of Defaults under  Material
          Agreements


EXHIBITS

   A     Form of Revolving Credit Note
          B     Matters to be Covered by  Opinion
          of Counsel to Borrower at Closing
          C    Permitted Liens

                         LOAN AGREEMENT


      THIS  LOAN AGREEMENT (this "Loan Agreement"  or
"Agreement") is made and entered into as  of  January
31,  1996,  by  and among BURR-BROWN  CORPORATION,  a
Delaware  corporation  (the  "Borrower")  and   FIRST
INTERSTATE BANK OF ARIZONA, N.A. (the "Bank").

  RECITALS.

           Borrower, the Bank and Bank One,  Arizona,
N.A.  ("Bank One") are all of the parties to  a  Loan
Agreement  dated  as of July 25,  1994,  pursuant  to
which First Interstate and Bank One provided Borrower
with  a  revolving credit facility in  the  aggregate
maximum principal amount of $15,000,000.00 and single-
advance term loans in the aggregate principal  amount
of  $8,500,000.00, which term loans had  been  repaid
prior  to  the  date  of  this  Loan  Agreement   (as
heretofore amended, the "Existing Loan Facility").

           Borrower has applied to the Bank for a revolving credit facility in the maximum principal amount of $15,000,000.00, to replace the Existing
Loan Facility and to provide funds to be used for Borrower's general corporate and working capital purposes.

            The  Bank  is  willing  to  provide   the
requested revolving credit facility, upon the terms and subject to the conditions hereinafter set forth.

     Accordingly, the parties agree as follows:

     DEFINITIONS.

           Definitions.  Although terms may  also  be
defined  elsewhere  in  this  Agreement,  capitalized
terms   used  herein  (unless  the  context  requires
otherwise) shall have the meanings set forth in Annex
I  attached  hereto and incorporated herein  by  this
reference and shall be equally applicable to both the
singular  and  the plural forms of the terms  therein
defined.   References  to  "Loan  Agreement,"   "this
Agreement," "herein," "hereof," "hereunder," or other like words mean this Loan Agreement as amended, supplemented, restated or otherwise modified and in effect from time to time.

           Accounting  Terms.   Except  as  expressly
provided to the contrary herein, all accounting terms
shall    be    interpreted   and    all    accounting
determinations shall be made in accordance with GAAP.
To   the  extent  any  change  in  GAAP  affects  any
computation or determination required to be made pursuant to this Loan Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless Borrower and the Bank agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

     THE REVOLVING CREDIT FACILITY.

           Revolving Loan Commitment.  Upon the terms
and subject to the conditions of this Loan Agreement,
during  the period beginning on the Closing Date  and
ending   on  the  Termination  Date  (the  "Revolving
Period"),  the  Bank agrees to lend to  Borrower,  at
such  times as Borrower shall request, on a revolving
basis in one or more Advances (the aggregate Advances
made by the Bank pursuant to this subsection 3.1  and
at any time outstanding are herein referred to as the
"Revolving Credit Loan"), the amount requested by the
Borrower (the "Requested Amount") in each Request for
Advance, up to an aggregate principal amount  at  any
time   outstanding  equal  to  the  Revolving  Credit
Commitment  Amount.   During  the  Revolving  Period,
within  the  limits of this subsection 3.1,  Borrower
may   borrow,  repay  and  reborrow  subject  to  the
following limitations: (a) no Advance shall be in  an
amount  less  than $100,000.00 or integral  multiples
thereof;  and  (b)  the Bank shall not  be  obligated
under any circumstances to fund an Advance that would
cause  the  Revolving  Credit  Loan  to  exceed   the
Revolving Credit Commitment Amount.

          Manner of Borrowing.

                Request  for Advance.   Borrower
     shall  give the Bank notice of each request
     for  an  Advance (a "Request for Advance"),
     and  each  such request shall  specify  the
     Requested Amount, and shall also set  forth
     all information required to be specified in
     a  Notice  of  Interest  Rate  Designation.
     Each  Request for Advance shall be made  by
     an  Authorized Person and may be in writing
     (including  telex  and telecopy)  or  oral,
     confirmed   promptly  in   writing.    Each
     Request for Advance shall be received by the Bank:

                      If   the   Applicable
          Interest Rate for the Advance  is
          to  be the Prime Rate or the LIBO
          Rate--not  later than 11:00  a.m.
          (Phoenix,  Arizona time)  on  the
          requested  date of  the  Advance;
          and

                      If   the   Applicable
          Interest Rate for the Advance  is
          to  be  the  Bid Rate--not  later
          than  9:00 a.m. (Phoenix, Arizona
          time)  on the requested  date  of
          the Advance.

               Notice Irrevocable.  Each Request
     for   Advance  shall  be  irrevocable   and
     binding on Borrower upon receipt thereof by
     the  Bank; provided that each such  Request
     for  Advance  at the Bid Rate shall  become
     irrevocable and binding in the  manner  and
     at  the  time  that the Notice of  Interest
     Rate   Designation  with  respect   thereto
     becomes   irrevocable  and   binding   upon
     Borrower in accordance with subsection  5.2
     below.   Borrower shall indemnify the  Bank
     against  any cost, loss or expense incurred
     as   a  result  of  Borrower's  failure  to
     fulfill, on or before
            the date specified for an Advance in
     any Request for Advance, the conditions  to
     such  Advance  set forth herein,  including
     any  cost,  loss  or  expense  incurred  by
     reason  of  the liquidation or reemployment
     of  deposits or other funds acquired by the
     Bank   to  fund  such  Advance  when   such
     Advance,  as  a result of such failure,  is
     not  made  on  the date so specified.   The
     Bank in any request for payment under this subsection 3.2(b) shall provide Borrower with a written calculation itemizing in reasonable detail the components of such payment.

          Apportionment of the Revolving Credit Loan.
The  outstanding  principal amount of  the  Revolving
Credit Loan shall consist of, as Borrower shall  from
time  to  time  elect  (subject  to  the  terms   and
conditions  of this Agreement), one or more  Advances
with  respect  to which interest shall  accrue  under
interest   rate   options  determined   pursuant   to
subsection 5.2 below, provided that no Advance shall be created or permitted to continue in an amount less than $100,000.00 (the "Minimum Amount Limitation").

           Commitment  Fee.  In addition to  payments
provided for elsewhere herein, Borrower shall pay  to
the  Bank  a  commitment fee of three-eights  of  one
percent (0.375%) on the average daily amount  of  the
Revolving  Credit Commitment that was  unused  during
the  calendar  quarter  (or portion  thereof).   Such
commitment fee shall be accrued through the last day of each calendar quarter and the Termination Date and be due and payable quarterly on the fifteenth day of the next succeeding calendar quarter and on the Termination Date.

          Reduction of Revolving Credit Commitment.

                Reduction.  Borrower shall  have
     the  right at any time upon at least  seven
     days'  prior written notice to the Bank  to
     reduce   the   aggregate  amount   of   the
     Revolving Credit Commitment; provided, that
     the amount of each such reduction shall  be
     in a minimum aggregate amount of $1,000,000
     or   an  integral  aggregate  multiple   of
     $500,000  in excess thereof, that  no  such
     reduction  shall reduce the amount  of  the
     Revolving  Credit Commitment to  less  than
     the   unpaid  principal  balance   of   the
     Revolving Credit Loan.

                Effect.   Any reduction  in  the
     amount of the Revolving Credit Commitment may not be reinstated without the mutual prior written consent of the Borrower and the Bank.

           The  Revolving Credit Note.  The Revolving
Credit   Loan   shall  be  evidenced  by   Borrower's
promissory  note  in the form of Exhibit  A  attached
hereto    (together   with   any   promissory    note
subsequently  executed and delivered by  Borrower  to
evidence  the Revolving Credit Loan, a "Note")  which
shall  be  dated the Closing Date and shall  be  made
payable  to the order of the Bank in an amount  equal
to the Revolving Credit Commitment Amount.  The
       aggregate amount of the Advances made  by  the
Bank  less all repayments of principal thereof  shall
be  the principal amount owing and unpaid on the Note
and  the Revolving Credit Loan.  The principal amount
of  the  Revolving  Credit  Loan  and  all  principal
payments and prepayments thereof may be noted by  the
Bank on a schedule attached to the Note and shall  be
entered  by  the  Bank  on its ledgers  and  computer
records;  provided, that the failure of the  Bank  to
make  such notations or entries shall not affect  the
principal  amount owing and unpaid on the Note.   The
entries made by the Bank on its ledgers and computer records and any notations made by the Bank on any such schedule annexed to the Revolving Credit Note shall be presumed to be accurate until the contrary is established.

           Principal  Payment and Prepayment  on  the
Revolving  Credit  Loan.   Borrower  shall  pay   the
principal of the Revolving Credit Loan as follows:

                Mandatory Payments.  The  entire
     principal  amount of each Bid Rate  Advance
     shall  be  due  and  payable  on  the  last
     Business   Day   of  the  Interest   Period
     applicable  thereto.   The  entire   unpaid
     principal  balance of the Revolving  Credit
     Loan, together with accrued but unpaid interest thereon, shall be due and payable on the Termination Date.

                Optional Prepayments.   Borrower
     shall   have   the  right  to  prepay   the
     outstanding   principal  balance   of   the
     Revolving Credit Loan in whole or  in  part
     at   any  time  and  from  time  to   time;
     provided,  however, that, unless  permitted
     under  subsection 5.6(b), Borrower may  not
     prepay any principal portion of any Advance
     that bears interest at the LIBO Rate or the
     Bid  Rate on a day other than the last  day
     of  the  Interest Period applicable thereto
     unless  Borrower  shall  have  given   Bank
     thirty (30) days prior, written notice of Borrower's intent to do so.

           Payment  of  Interest Under the  Revolving
Credit Loan.

     The principal amount of each Advance outstanding
under  the Revolving Credit Loan shall bear  interest
at  the respective Applicable Interest Rate in effect
for  such Advance from day to day until paid in full.
If  the Applicable Interest Rate is the LIBO Rate  or
the  Bid Rate, all accrued interest shall be due  and
payable on the last day of the corresponding Interest
Period  unless  the Interest Period  is  longer  than
ninety (90) days with respect to the Bid Rate or  six
(6)  months with respect to the LIBO Rate,  in  which
event  interest  accrued  through  the  end  of  each
calendar  quarter  shall  be  payable  on  the  first
Business  Day  of the next calendar quarter  and  all
interest accrued after such calendar quarter shall be
due  and  payable  on the last day of  such  Interest
Period.  If the Applicable Interest Rate is the Prime
Rate,  interest  accrued  through  the  end  of  each
calendar month shall be payable on the first Business
Day  of  the  next  calendar  month.   All  past  due
principal of, and interest on, each Revolving  Credit
Loan (or any portion thereof) shall bear
interest  until  paid  at  the  Default  Rate.    All
payments of interest on the Revolving Credit Loan shall be made to the Bank as provided in subsection
5.1.

  [Intentionally omitted.]

          GENERAL   PAYMENT  TERMS;  DESIGNATION   OF
          APPLICABLE INTEREST RATE.

          Payments.

                Except as provided in subsection
     5.1(b), all payments and prepayments by the
     Borrower  of  principal of and interest  on
     the  Revolving Credit Loan, and  all  fees,
     expenses  and other Obligations payable  to
     the  Bank  in connection with the Revolving
     Credit  Loan (including without  limitation
     any  fees  payable pursuant  to  subsection
     3.4),   shall   be  made  in   Dollars   in
     Immediately Available Funds to the Bank not later than 2:00 p.m. (Phoenix, Arizona time) on the dates called for under this Agreement, at the main office of the Bank in Phoenix. Funds received after such hour shall be deemed to have been received by the Bank on the next Business Day.

                Any  Interest Period that  would
     otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, and interest shall accrue at the Applicable Interest Rate during such extension.

                Any  amount not received  on  or
     before the date payment of such is due shall bear interest at the Default Rate from the date due through the date received or deemed received.

            Designations  and  Conversions   of   the
Applicable Interest Rate.  Subject to the  terms  and
conditions  set forth herein, Borrower may  elect  to
have any of the Prime Rate, the LIBO Rate or the  Bid
Rate   apply  to  the  calculation  of  the  interest
accruing  with  respect to the outstanding  principal
amount of the Revolving Credit Loan or any Advance or
portion  thereof,  subject  to  the  Minimum   Amount
Limitation.   Each  interest rate  duly  selected  by
Borrower shall be the "Applicable Interest Rate" for the Revolving Credit Loan or any Advance or portion thereof, as the case may be. For example, in the case of a $200,000 Advance, the Borrower may elect to have one Applicable Interest Rate apply to the calculation of the interest on the entire Advance, or have different Applicable Interest Rates apply to $100,000 portions of the Advance.

      For each such interest option designation (each
an "Interest Rate Designation"), an Authorized Person
shall   give   the   Bank   written   (including   by
telefacsimile) or oral notice confirmed  promptly  in
writing (a "Notice of Interest Rate Designation") (a)
specifying the
effective date of such Interest Rate Designation (the
"Designation  Date"),  (b)  specifying  whether   the
Applicable Interest Rate is to be the Prime  Rate  or
the  LIBO Rate or, alternatively, requesting that the
Bank  quote a Bid Rate to be the Applicable  Interest
Rate  with  respect to an Advance  of  the  Revolving
Credit   Loan,  and  (c)  specifying  the  applicable
Interest Period if the Applicable Interest Rate is to
be  the  LIBO  Rate  or  a Bid  Rate;  provided  that
Borrower  shall not specify the LIBO Rate or  request
that  the  Bank  quote a Bid Rate in  any  Notice  of
Interest  Rate  Designation if, at the  time  of  the
giving  of  said  notice,  any  Default  shall   have
occurred and be continuing.

       Each   Notice  of  Interest  Rate  Designation
designating  the Prime Rate or the LIBO Rate  as  the
Applicable  Interest Rate shall  be  irrevocable  and
effective  upon  receipt thereof by  the  Bank.   The
interest rate specified in each such notice shall be the Applicable Interest Rate with respect to the Advance that is the subject matter thereof (and, if the Applicable Interest Rate is the LIBO Rate, such
Applicable Interest Rate shall be in effect for the Interest Period specified therein).

     In the event that the Borrower requests that the
Bank quote a Bid Rate with respect to an Advance, the
following  provision shall apply.  After receiving  a
Notice of Interest Rate Designation or a Request  for
Advance requesting that the Bank quote a Bid Rate  to
be   the  Applicable  Interest  Rate  (a  "Bid   Rate
Request")  in  the manner provided herein,  the  Bank
may,  but shall have no obligation to, quote Borrower
(orally or in writing) a proposed interest rate  (the
"Bid  Rate")  by  communicating  such  quote  to  the
Borrower  not later than 11:00 a.m. on the  date  its
receipt  of  the  Bid Rate Request (Phoenix,  Arizona
time).  The Bid Rate Request shall be irrevocable and
effective two (2) hours after the Bank quotes the Bid
Rate  to  Borrower  (the "Bid Rate Acceptance  Time")
unless  Borrower objects to the Bid Rate,  quoted  in
writing (including by telefacsimile) or orally to the
Bank, prior to the Bid Rate Acceptance Time.  The Bid
Rate quoted in response to each Bid Rate Request that
becomes  irrevocable  and  effective  shall  be   the
Applicable  Interest Rate with respect  to  the  full
amount  of  the  Advance that is the  subject  matter
thereof  for  the Interest Period specified  therein,
commencing on the Designation Date specified therein.
With  respect to each Bid Rate Request that does  not
become  irrevocable  and  effective,  Borrower  shall
designate   in  writing,  prior  to  the   Bid   Rate
Acceptance Time, whether the Prime Rate or  the  LIBO
Rate shall apply (and, if the latter, specifying the Interest Period therefor).

      If  at  any  time Borrower shall fail  to  duly
designate  the  Applicable  Interest  Rate  for   any
Advance,  then Borrower shall be deemed to have  duly
designated  the  Prime  Rate  to  be  the  Applicable
Interest   Rate   therefor.    Notwithstanding    the
foregoing, while any Default shall be continuing  the
Applicable  Interest  Rate for the  Revolving  Credit
Loan shall be the Prime Rate, commencing on the first
day   after  the  end  of  the  respective   Interest
Period(s) in effect after the date of such Default.

          Computations. Commitment fees and interest on the Note shall be computed on the basis of actual days elapsed and a year of 360 days.

          Setoff. Whenever an Event of Default shall have occurred and be continuing, the Borrower hereby irrevocably authorizes the Bank to set off the Obligations against all deposits and credits of Borrower with, and any and all claims of Borrower against, the Bank, excluding deposits of Borrower with the Bank which Borrower holds in escrow or in trust for the benefit of third parties, whether or not the Obligations, or any part thereof, shall be then due.

           Increased  Capital Requirements.   In  the
event  that,  as  a result of any Regulatory  Change,
compliance  by  the Bank with any applicable  law  or
governmental rule, requirement, regulation, guideline
or  order  (whether or not having the force  of  law)
regarding  capital  adequacy has or  would  have  the
effect  of reducing the rate of return on the  Bank's
capital as a consequence of or with reference to  the
Revolving  Credit  Commitment or amounts  outstanding
under  the Note to a level below that which the  Bank
could have achieved but for such change or compliance
(taking  into consideration the policies of the  Bank
with respect to capital adequacy), then from time  to
time  Borrower shall pay to the Bank such  additional
amount  or  amounts as will compensate the  Bank  for
such reduction.  The Bank shall deliver to Borrower a
written   certificate  which  states  the  additional
amount(s) due and payable, showing in reasonable detail the calculation of such amount and provide evidence to substantiate the Bank's claim for such amount(s).

          Special Provisions for LIBO Rate Advances.

               Inadequacy of Eurodollar Pricing.
     If  with  respect to an Interest Period  to
     which  the LIBO Rate is to apply, the  Bank
     determines that, by reason of circumstances
     affecting  the eurodollar market generally,
     adequate  and fair means do not  exist  for
     ascertaining an Interbank Offered Rate, the
     Bank shall forthwith give notice thereof to
     Borrower, whereupon until the Bank notifies
     Borrower that the circumstances giving rise
     to such suspension no longer exist, (i) the
     obligation of the Bank to make or  maintain
     any   Advance  for  which  the   Applicable
     Interest Rate is the LIBO Rate shall be suspended and (ii) interest shall thereupon accrue on the principal balance outstanding under the Note at the Prime Rate.

                Illegality.  If, after the  date
     of  this  Agreement, the  adoption  of  any
     applicable law, rule or regulation, or  any
     change  therein,  or  any  change  in   the
     interpretation or administration thereof by
     any Governmental Authority, central bank or
     comparable  authority  charged   with   the
     interpretation  or administration  thereof,
     or  compliance by the Bank with any request
     or  directive  (whether or not  having  the
     force   of  law)  of  any  such  authority,
     central bank or comparable authority, shall
     make it unlawful or impossible for the Bank
     to  make,  maintain  or  fund  Eurocurrency
     Liabilities (as defined in Regulation D, or
     under any similar or successor regulation),
     the   Bank  shall  forthwith  give   notice
     thereof to Borrower.

              Upon   receipt  of  such   notice,
     Borrower shall either (i) repay in full and
     without   penalty   the  then   outstanding
     principal amount of all Advances as to which the Applicable Interest Rate is the LIBO Rate, together with accrued interest thereon, or (ii) elect that the Applicable
     Interest Rate with respect to such Advances shall be the Prime Rate either (a) from and after the last day of the then current
     Interest Period if the Bank may lawfully continue to maintain and fund such Advances at the LIBO Rate to such day or (b) immediately if the Bank may not lawfully continue to fund and maintain such Advances at the LIBO Rate to such day.

                Increased  Costs for  LIBO  Rate
     Advances.   Upon notice from the Bank,  the
     Borrower shall promptly reimburse the Bank for any increase in the Bank's costs, which costs shall include but not be limited to taxes (other than taxes imposed on the overall net income of the Bank), fees, charges, and/or reserve requirements due to:

                     any law, regulation or
          the interpretation thereof by any
          governmental  or other  authority
          (whether or not having the  force
          of law);

                     the application of any
          existing law, regulation  or  the
          interpretation  thereof  by   any
          governmental  or other  authority
          (whether or not having the  force
          of law);

                     compliance by the Bank
          with  any  request  or  directive
          (whether or not having the  force
          of law) of any monetary or fiscal
          agency or authority;

                      violations   by   the
          Borrower  of  the terms  of  this
          Loan Agreement; or

                    any other circumstances
          relating    to   the    interbank
          eurodollar market.

The amount of such costs shall be determined solely by the Bank based upon the assumption that the Bank funded one hundred percent (100%) of each LIBO Rate
Advance in the London interbank eurodollar market for that LIBO Rate Advance. In attributing the Bank's general costs relating to its eurocurrency operations to any transaction under this Loan Agreement, or averaging any costs over a period of time, the Bank may use any reasonable attribution and/or averaging methods which it deems appropriate and practical.

           Indemnity  for  Consequential  Loss.   The
Borrower shall indemnify the Bank, upon demand, against any Consequential Loss (defined below) which the Bank shall sustain or incur with respect to payment of all or any portion of a LIBO Rate Advance on any day prior to the last day of its respective
Interest Period. "Consequential Loss" shall mean an amount computed as follows:

               If the principal amount so repaid
     is  less  than  $50,000, the  Consequential
     Loss shall be conclusively presumed to be one percent (1%) of the principal amount repaid.

               If the principal amount so repaid
     is $50,000 or more, then Consequential Loss shall be the difference (if a positive amount) between (i) the interest that but for the repayment would have accrued on the repaid amount from (but excluding) the date of repayment to (and including) the last day of the respective Interest Period and
     (ii)  interest on the same amount  for  the
     same period at a rate of interest per annum equal to the LIBO Rate determined on the Business Day prior to the date of repayment for an Interest Period equal in length to the Interest Period of the Advance being repaid (whether repaid in whole or in part).

     CONDITIONS PRECEDENT.

            Conditions  Precedent  to  Effectiveness.
This   Agreement  shall  become  effective  and   the
obligation of the Bank to make the initial Advance of the Revolving Credit Loan is subject to the prior satisfaction of the conditions that each and all of the following documents, certificates and opinions, each in form and substance satisfactory to the Bank and its counsel, shall have been delivered to the
Bank:

                Note.   The  duly completed  and
     executed Note;

                  Officers'   Certificate.     A
     certificate  dated as of the  Closing  Date
     and signed by a duly authorized officer  of
     Borrower,   stating  that  (to   the   best
     knowledge and belief of such officer, after
     reasonable and due investigation and review
     of  matters pertinent to the subject matter
     of  such  certificate):   (i)  all  of  the
     representations and warranties contained in
     Section  7  hereof and in  the  other  Loan
     Documents are true and correct as of the date of the certificate; and (ii) no event or condition has occurred and is continuing which constitutes a Default or an Event of Default;

                  Resolutions    of    Borrower.
     Resolutions   of  Borrower  approving   the
     execution, delivery and performance of this
     Loan  Agreement, the Note, the  other  Loan
     Documents and the transactions contemplated
     herein and therein, duly
             adopted  by  Borrower's  Board   of
     Directors and accompanied by a certificate of the Secretary of Borrower dated the date of this Loan Agreement and stating that such resolutions are true and correct, have not been altered or repealed and are in full force and effect;

              Incumbency  Certificate.   (A)   A
     signed  certificate  of  the  Secretary  of
     Borrower  dated  the  date  of  this   Loan
     Agreement and certifying the name(s) of the
     officer(s)  of Borrower duly authorized  to
     sign  each  of the Loan Documents  and  the
     other  documents and (B) a  certificate  or
     letter executed by the President and  Chief
     Executive Officer of the Borrower and dated
     the date of this Loan Agreement, certifying
     the   names  of  the  officers   or   other
     employees  of  Borrower duly authorized  to
     sign   notices   or  certificates   to   be
     delivered pursuant to the Loan Documents by
     Borrower,  and  which shall  designate  the
     "Authorized  Persons,"  together  with  the
     true  signatures  of each  such  Authorized
     Person.   Unless otherwise stated  thereon,
     each  individual named on such  certificate
     shall  be an "Authorized Person,"  and  the
     Bank   may   conclusively  rely   on   such
     certificates until the Bank shall receive a
     further   certificate  of  the   respective
     Secretary or other writing satisfactory to the Bank canceling or amending the prior certificate and submitting the signatures of the individuals named in such further certificate;

                Certificates.  A recently  dated
     certificate of existence and good  standing
     (or other similar instruments) for Borrower issued by the Secretary of State of the State of Delaware and a recently dated certificate of good standing for Borrower issued by the Secretary of State of the State of Arizona;

                Charter and Bylaws.  A  copy  of
     the   certificate   of   incorporation   of
     Borrower, and all amendments thereto, and a
     copy  of  the bylaws of Borrower,  and  all
     amendments  thereto, all certified  by  the
     Secretary   of  Borrower  as  being   true,
     correct and complete as of the date of this Loan Agreement;

                 Legal   Opinion  of  Borrower's
     Counsel.   A  favorable  legal  opinion  of
     counsel to Borrower addressed to the Bank, as to the matters set forth on Exhibit B hereto; and

               Termination of Existing Loan Facility.
     The    Bank   shall   have   received   evidence
     satisfactory  to  it  that  the  Existing   Loan
     Facility  has been terminated (or will terminate
     simultaneously   with   the   initial    Advance
     hereunder)  and that no amounts are  outstanding
     for  the  account of Borrower under the Existing
     Loan   Facility  (or  that  all   such   amounts
     outstanding will be paid using all or a  portion
     of   the   proceeds   of  the  initial   Advance
     hereunder).

           Advances. The obligation of the Bank to make each Advance (including the initial Advance) is subject to each and all of the following additional conditions:

                the  Bank shall have received  a
     timely and properly completed notice under subsection 3.2(b);

                there  shall not have  been  any
     Regulatory  Change after the  date  of  the
     Loan  Agreement  which  would  render   the
     transactions  contemplated hereby  unlawful
     or which would impose a cost on or increase
     the   cost  to  the  Bank  for  making   or
     maintaining the Revolving Credit Loan or which would reduce any amount payable to the Bank under this Agreement or the Note;

                no  Default or Event of  Default
     shall  have  occurred and be continuing  or
     will   exist  upon  making  the   requested
     Advance;

                 all  the  representations   and
     warranties set forth in Section 7 shall be true and correct in all material respects as though made on and as of the applicable borrowing date;

                no  Material Adverse Event shall
     have occurred and no occurrence or event which is likely to have a material adverse effect on the rights and remedies of the Bank shall have occurred; and

                no  proceeding or case under the
     United States Bankruptcy Code shall have been commenced by or against Borrower or any Significant Subsidiary.

     REPRESENTATIONS AND WARRANTIES.

      To  induce  the  Bank to enter into  this  Loan
Agreement and to make the Revolving Credit Loan, Borrower represents and warrants to the Bank that:

           Corporate  Existence and Power.   Borrower
and   each   Subsidiary   is   a   corporation   duly
incorporated,  validly existing and in good  standing
under  the  laws  of  the state  or  country  of  its
incorporation, and has all corporate  power  and  all
material   governmental   licenses,   authorizations,
consents  and  approvals required  to  carry  on  its
business  as  now  conducted  and  proposed   to   be
conducted, to enter into each Loan Document to which it is a party and to carry out the transactions contemplated hereby and thereby.

           Corporate  and Governmental Authorization;
Contravention.    The   execution,    delivery    and
performance   by  Borrower  of  the  Loan   Documents
(including the issuance, delivery and payment of  the
Note)  are  within the corporate power  of  Borrower,
have been duly authorized
     by  all  necessary corporate action, require  no
action  by  or  in  respect of, or filing  with,  any
Governmental Authority and neither the execution  and
delivery   thereof  nor  the  consummation   of   the
transactions contemplated thereby nor compliance by Borrower with any, nor Borrower's performance of all, of the terms and provisions of the Loan Documents will contravene any Law applicable to Borrower or conflict with, result in any breach of, or constitute any default under, the corporate charter or bylaws
(both as amended to date) or conflict with, result in any breach of, or constitute default under, or result in the creation of a Lien under, or require one consent of any trustee or creditor pursuant to, any material indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, bank loan or credit agreement to which Borrower is a party or by which it or its assets are bound.

           Enforceability.  This Loan  Agreement  has
been  duly  executed and delivered by  Borrower,  and
this  Loan  Agreement  and each other  Loan  Document
(including,  without limitation, the Note)  to  which
Borrower  is  or will be a party, upon execution  and
delivery  thereby, will constitute the  legal,  valid
and  binding  obligations  thereof,  enforceable   in
accordance  with the respective terms  of  such  Loan
Documents,   except   as   limited   by   bankruptcy,
insolvency or other laws or equitable principles of general application relating to the enforcement of creditors' rights.

           Litigation.   There is  no  action,  suit,
proceeding  or  arbitration  pending,   or   to   the
knowledge   of   Borrower  threatened,   against   or
affecting Borrower or any Significant Subsidiary before any court or arbitrator or any governmental body, agency or official, except as disclosed by Borrower on Schedule 7.4 hereto, and none of the matters listed on such schedule would, if adversely determined, have a material and adverse effect on the Borrower's ability to perform its obligations under the Loan Documents.

           Compliance with ERISA. Borrower and each member of the Controlled Group have fulfilled their known obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

           Taxes.   As  of  the  date  of  this  Loan
Agreement,  United States Federal income tax  returns
of  Borrower  and  the Subsidiaries with  respect  to
which  such  income tax returns are  required  to  be
filed  have been filed through the fiscal year  ended
December 31, 1994 and audited through the fiscal year
ended   December   31,  1987.    Borrower   and   the
Subsidiaries  have  filed all United  States  Federal
income tax returns and all other material tax returns
which are required to be filed by them and have  paid
all  taxes  and assessments payable by it which  have
become due, other than those not yet delinquent.   No
material tax Liens have been filed and, to Borrower's knowledge, no material claims or assessments are being asserted or will be asserted with respect to any such taxes or other charges.

            Subsidiaries.   Borrower's  Subsidiaries,
including its Significant Subsidiaries, are correctly identified on Schedule 7.7 hereto. The consolidated financial statements of Borrower do not reflect the properties or operations of any business association other than Borrower and the Subsidiaries.

           No  Default.   No event or  condition  has
occurred   and  is  continuing  that  constitutes   a
Default.

            Use  of  Proceeds;  Margin  Stock.    The
proceeds of the Revolving Credit Loan will be used by
Borrower  solely  for the purposes specified  in  the
recitals  of  this  Loan  Agreement.   None  of  such
proceeds  will be used for the purpose of  purchasing
or   carrying  any  "margin  stock"  as  defined   in
Regulation U, Regulation X or Regulation  G,  or  for
the  purpose of reducing or retiring any indebtedness
which was originally incurred to purchase or carry  a
"margin  stock" or for any other purpose which  might
constitute this transaction a "purpose credit" within
the  meaning of such Regulation U, X or G.   Borrower
is  not  engaged in the business of extending  credit
for  the  purpose  of purchasing or  carrying  margin
stocks.   Neither Borrower nor any Person  acting  on
behalf  of Borrower has taken or will take any action
which might cause this Loan Agreement or the Notes to
violate   Regulations  U,  X  or  G  or   any   other
regulations of the Board of Governors of the  federal
Reserve  System  or  to  violate  Section  7  of  the
Securities  Exchange  Act of  1934  or  any  rule  or
regulation thereunder, in each case as now in  effect
or   as  the  same  may  hereinafter  be  in  effect.
Borrower and the Subsidiaries own no "margin stock."

            No   Financing   of   Certain   Corporate
Takeovers.  No proceeds of the Revolving Credit  Loan
will   be  used  to  acquire  any  security  in   any
transaction which is subject to Section 13 or  14  of
the   Securities  Exchange  Act  of  1934,  including
particularly (but without limitation) Sections 13(d) and 14(d) thereof.

           Compliance  with  Law.  Borrower  and  the
Subsidiaries are in substantial compliance  with  all
material   domestic  Laws  that  are  applicable   to
Borrower   or  any  Subsidiary,  or  its   or   their
Properties.   Borrower does not know, or have  reason
to know, that Borrower or any Subsidiary is not in substantial compliance with all material foreign Laws that are applicable to Borrower or any Subsidiary, or its or their Properties.

             Financial   Condition.    Borrower   has
delivered  to  the  Bank copies of  the  consolidated
balance sheet of Borrower and the Subsidiaries as  of
December  31  each of 1994, 1993 and  1992,  and  has
delivered   to  the  Bank  the  related  consolidated
statements  of  operations and  cash  flows  for  the
fiscal  year  ended on each such date,  certified  by
Borrower's  independent certified public accountants,
and   the  interim  consolidated  balance  sheet   of
Borrower  and  the Subsidiaries as at  September  30,
1995,  and  the  related  consolidated  statement  of
operations  and cash flows for the nine-month  period
then   ended;  all  such  financial  statements   are
complete and correct and fairly present the financial
condition    of   Borrower   and   its   consolidated
Subsidiaries
       as  of  the  respective dates  and  have  been
prepared in accordance with GAAP applied on  a  basis
consistent with that of prior periods; and since  the
date  of  the  consolidated financial  statements  of
Borrower   most  recently  delivered  to   the   Bank
hereunder, there has been no material adverse  change
in  the  condition (financial or otherwise), business
or  operations  of  the Borrower  or  any  Subsidiary
which, in accordance with GAAP, would be required  to
be reflected in the consolidated financial statements
of Borrower next scheduled to be prepared.  There are
no  liabilities of Borrower or any Subsidiary,  fixed
or   contingent,  which  are  material  but  are  not
reflected in the financial statements or in the notes
thereto,  other  than  liabilities  arising  in   the
ordinary course since the date of such financial statements.

           No Liens. Except for the Permitted Liens, all of the Property of Borrower and the Subsidiaries is free and clear of all Liens and other adverse claims of any nature, and such Persons have good and marketable title to their respective Property.

           Material Agreements.  Except as set  forth
on  Schedule 7.14, neither Borrower nor, to the  best
of Borrower's knowledge, any Subsidiary is in default
in  any  material respect under any contract,  lease,
loan   agreement,   indenture,   mortgage,   security
agreement or other material agreement or obligation to which it is a party or by which any of its Property is bound, and no condition exists which, with the giving of notice or the lapse of time or both, would institute such a default.

           Principal  Office.  The principal  office,
chief   executive  office  and  principal  place   of
business   of  Borrower  is  at  6730  South   Tucson
Boulevard, Tucson, Arizona. Borrower maintains its principal records and books at such address.

          Full Disclosure.  There is no material fact
that  Borrower  has not disclosed to  the  Bank  that
could  have  a  material and adverse  effect  on  the
properties,   business,   prospects   or    condition
(financial   or  otherwise)  of  Borrower   and   the
Subsidiaries,   taken  as  a  whole.    Neither   the
financial  statements referenced in  subsection  7.12
hereof,  nor  any certificate or statement  delivered
herewith  or  heretofore by Borrower to the  Bank  in
connection   with  negotiations  of  this  Agreement,
contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

            Representations  and  Warranties.    Each
Request for Advance shall constitute, without the necessity of containing a specific written statement, a representation and warranty by Borrower that no Default exists and that all representations and warranties contained in this Section 7 are true and correct on and as of the date the requested Advance is to be made, except such as has been waived in writing by the Bank.

           Survival of Representations, Etc.   Except
as   otherwise   provided  herein,  all   agreements,
representations  and  warranties  made  herein  shall
survive the execution and delivery
       of  this Agreement, the making of the Advances
and the execution and delivery of the Note, provided,
however,  that  upon  payment  in  full  of  all   of
Borrower's obligations hereunder and under the  other
Loan  Documents  (including, without limitation,  all
principal,  interest  and any other  costs  and  fees
payable hereunder), or upon expiration by its  terms,
this  Agreement  and all agreements,  representations
and  warranties  made  herein shall  terminate.   Any
investigation at any time made by or on behalf of the
Bank  shall not diminish the Bank's right to rely  on
the   representations  and  warranties  by   Borrower
herein.

     AFFIRMATIVE COVENANTS.

     So long as the Revolving Credit Commitment is in effect and thereafter so long as any Obligation shall remain unpaid, the Borrower covenants that, unless the Bank shall otherwise consent in writing, it will perform all the covenants set forth in this Section
8:

             Financial   Statements,   Reports    and
Documents.   The Borrower shall deliver to  the  Bank
each of the following:

               Quarterly Statements.  As soon as
     available,   and   in  any   event   within
     forty-five (45) days after the end of  each
     quarterly  fiscal period (except the  last)
     of  each fiscal year of Borrower, copies of
     the  consolidated balance sheet of Borrower
     as  of  the end of such fiscal period,  and
     consolidated statements of income and  cash
     flows of Borrower for that quarterly fiscal
     period  and  for the portion of the  fiscal
     year  ending with such period, in each case
     setting  forth  in  comparative  form   the
     figures for the corresponding period of the
     preceding  fiscal year, all  in  reasonable
     detail   and  fairly  stated,  subject   to
     year-end audit and adjustments;

                Annual  Statements.  As soon  as
     available  and  in any event within  ninety
     (90)  days  after the close of each  fiscal
     year    of   Borrower,   copies   of    the
     consolidated balance sheet of  Borrower  as
     of  the  close  of  such  fiscal  year  and
     consolidated statements of income, retained
     earnings  and  cash flows of  Borrower  for
     such  fiscal  year,  in each  case  setting
     forth  in comparative form the figures  for
     the   preceding   fiscal   year,   all   in
     reasonable  detail  and accompanied  by  an
     opinion   thereon  (which  shall   not   be
     qualified   by  reason  of  any  limitation
     imposed  by  Borrower)  of  an  independent
     public  accountant  of recognized  national
     standing selected by Borrower to the effect
     that  such  financial statements have  been
     prepared    in   accordance    with    GAAP
     consistently maintained and applied (except
     for   changes  in  which  such  accountants
     concur)  and that the examination  of  such
     accounts  in connection with such financial
     statements has been made in accordance with
     generally accepted auditing standards  and,
     accordingly, includes such tests of
           the accounting records and such other
     auditing   procedures  as  were  considered
     necessary in the circumstances;

                Financial  Projections.   Within
     forty-five (45) days after each request  by
     the   Bank  (which  requests,  absent   the
     continuance of a Default, shall not be made
     more frequently than once in each period of
     ninety consecutive days), and in any  event
     within ninety (90) days after the close  of
     each fiscal year of Borrower, copies of all
     plans,  budgets,  reports,  memoranda   and
     other    documents    (collectively,    the
     "Financial  Projections")  that  accurately
     and   completely  reflect,  in   reasonable
     detail, Borrower's anticipated income, cash
     flow,  expenditures,  retained  income  and
     financial position for such period  as  the
     Bank   may  reasonably  request  (it  being
     agreed  than  any request shall  be  deemed
     reasonable with respect to any period  that
     does  not  extend  beyond twenty-four  (24)
     months after the date of this Agreement).

                SEC and Other Reports.  Promptly
     upon their becoming available, one copy  of
     each financial statement, report, notice or
     proxy   statement  sent  by   Borrower   to
     stockholders generally, any order issued by
     any    Governmental   Authority   in    any
     proceeding  to which Borrower  is  a  party
     that  are  likely to have  a  material  and
     adverse  effect on the financial condition,
     operations or prospects of Borrower and the
     Subsidiaries taken as a whole and,  if  any
     of  the  following filings are  made,  each
     regular  or  periodic report,  registration
     statement  or prospectus filed by  Borrower
     with   any  securities  exchange   or   the
     Securities and Exchange Commission or any successor agency;

                    Compliance      Certificate.
     Simultaneously    with    the     financial
     statements   referred  to  in   subsections
     8.1(a)  and  8.1(b) hereof,  a  certificate
     executed  by the treasurer, chief financial
     officer,  chief executive officer or  chief
     operating officer of Borrower, stating that
     a  review of the activities of the Borrower
     during such fiscal quarter or year has been
     made   under  his  supervision,  that   the
     Borrower,  to  the  best of  his  knowledge
     after    due   diligence,   has   observed,
     performed and fulfilled its obligations and
     covenants  contained  herein  and  that  no
     Default  or  Event of Default has  occurred
     or,  if  any  Default or Event  of  Default
     shall  have occurred, specifying the nature
     and  status thereof, and stating  that  all
     financial   statements  of   the   Borrower
     delivered to the Bank during the respective
     period  pursuant to subsection  8.1(a)  and
     (b)  hereof are fairly stated and have been
     prepared  in accordance with GAAP,  subject
     only  to normal year end audit adjustments,
     and   setting   forth  a   computation   in
     reasonable  detail as of  the  end  of  the
     period  covered  by  such  statements,   of
     compliance with Sections 9.3, 9.4, and  9.6
     hereof;

            (f)    Notice   of   Other   Events.
     Promptly,  and  in any event,  within  five
     Business   Days  after  their   occurrence,
     notice of each of the following events:

                    the commencement of any
          action,   suit,   proceeding   or
          arbitration against the  Borrower
          or   any   of   its   Significant
          Subsidiaries,  or  any   material
          development in any action,  suit,
          proceeding or arbitration pending
          against  the Borrower or  any  of
          its Significant Subsidiaries,  or
          the     commencement    by    any
          Governmental   Authority   of   a
          formal  or informal investigation
          of  the  Borrower or any  of  its
          Subsidiaries,  or  any  of  their
          respective directors or officers,
          (A)   in   which  the   aggregate
          uninsured amount claimed is  more
          than  $250,000, (B) which  would,
          if decided in a manner adverse to
          the   Borrower  or  any  of   its
          Significant         Subsidiaries,
          constitute  a  Material   Adverse
          Event  or  (C) which  relates  to
          this  Loan Agreement or any other
          Loan Document;

                    any Default or Event of
          Default; and

                     notice  of  any  other
          Material Adverse Event; and

           (g)   Other Information.  Such  other
     information   concerning   the    business,
     Properties and financial condition  of  the
     Borrower   as  the  Bank  shall  reasonably
     request.

           Payment  of  Taxes and Other Indebtedness.
Borrower  shall, and shall cause each Subsidiary  to,
pay  or  discharge or cause to be paid or discharged,
before  the  same  shall become delinquent,  (i)  all
Taxes  levied or imposed upon it or upon its  income,
profits or properties and (ii) all lawful claims  for
labor, materials and supplies which, if unpaid, might
by law become a Lien upon its Property; provided that
neither Borrower nor any Subsidiary shall be required
to pay or discharge or cause to be paid or discharged
any  such Tax whose amount, applicability or validity
is  being  contested  in good  faith  by  appropriate
proceedings  and  with  respect  to  which   adequate
reserves are being maintained (to the extent such reserves are required by GAAP).

           Insurance  and Maintenance of  Properties.
Borrower  shall, and shall cause each Subsidiary  to,
maintain  workmen's compensation insurance, liability
insurance  and insurance on its and its Subsidiaries'
Property and business, whether now owned or hereafter
acquired,  in  such manner and to such extent  as  is
customary  in  business enterprises in  the  same  or
similar businesses, and will cause all Property  used
or  useful  in the conduct of such businesses  to  be
maintained  and  kept in good condition,  repair  and
working   order  and  supplied  with  all   necessary
equipment  and  will cause to be made  all  necessary
repairs, renewals and replacements thereof, all as in
the  judgment  of the respective corporate  officials
duly charged with oversight of such
       matters  may be necessary so that the business
carried  on  in connection therewith may be  properly
conducted at all times; provided that nothing  herein
shall   prevent  Borrower  or  any  Subsidiary   from
discontinuing the operation and maintenance of any of
its  Property  if  such  discontinuance  is,  in  the
judgment   of   the  board  of  directors   of   such
corporation, desirable in the conduct of its business and is not disadvantageous in any material respect to the Bank.

             Corporate    Existence.    Subject    to
subsections  9.1 and 9.2, Borrower shall,  and  shall
cause each Subsidiary to, do or cause to be done  all
things  necessary to preserve and keep in full  force
and   effect  its  corporate  existence,  rights  and
franchises; provided that Borrower shall not be required to preserve the corporate existence of any of the Subsidiaries or any right or franchise if the board of directors of Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of Borrower or such Subsidiary unless the loss thereof is disadvantageous in any material respect to the Bank. Borrower shall timely notify the Bank of all additions to and changes in corporate identity of the Subsidiaries from that identified on Schedule 7.7 hereto.

           Use of Proceeds. The proceeds of the Revolving Credit Loan shall be used for general corporate purposes, including working capital for Borrower and the Subsidiaries. None of such proceeds shall be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock," within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. Borrower shall not engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such margin stock within the meaning of such Regulation U.

           Books and Records; Access. Borrower will, and will cause each of its Subsidiaries to, permit any Person designated by the Bank in writing, at the Bank's expense, to visit and inspect any of the properties, corporate books and financial records of the Borrower and discuss its affairs and finances with the principal officers of the Borrower and its independent public accountants, all at such times as the Bank may reasonably request. Borrower shall, and shall cause each of the Subsidiaries to, maintain complete and accurate books and records of its transactions in accordance with good accounting and business practices so as to permit the preparation of financial reports in accordance with GAAP.

            Compliance  with  Laws.   Borrower  shall
comply with all applicable Laws and all final, nonappealable orders of any Governmental Authority applicable to it or any of its Property, business operations or transactions, a breach of which could have a material and adverse effect on the financial condition, operations or prospects of Borrower and the Subsidiaries taken as a whole.

           Authorizations  and  Approvals.   Borrower
shall,  and shall cause each Subsidiary to,  promptly
obtain,  from  time to time at its own  expense,  all
such governmental licenses, authorizations, consents,
permits and approvals as may be required to enable it
to  comply  with its obligations hereunder and  under
the   other   Loan  Documents  and  to  operate   its
businesses as presently or hereafter duly conducted.

          Further Assurances.  The Borrower will, and
will cause each of its Subsidiaries to, take all such
further   actions  and  execute  all   such   further
documents and instruments as the Bank may at any time reasonably determine in its sole discretion to be necessary or advisable to further carry out and consummate the transactions contemplated by the Loan
Documents and to perfect or protect the Liens of the Bank granted under any Loan Document.

     NEGATIVE COVENANTS.

     So long as the Revolving Credit Commitment is in effect and thereafter so long as any Obligation remains unpaid, the Borrower covenants that, unless the Bank shall otherwise consent in writing:

            Sales   of  Stock  and  Indebtedness   of
Subsidiaries.  Except as provided in subsection  9.2,
Borrower   shall  not,  and  shall  not  permit   any
Subsidiary to, sell or otherwise dispose of, or  part
with  control of, any shares of stock or Indebtedness
of  any  Subsidiary,  except to Borrower  or  another
Subsidiary, and except that all shares of  stock  and
Indebtedness of any Subsidiary at the time  owned  by
or  owed to Borrower and any other Subsidiary may  be
sold as an entirety to any Person for a consideration
which  represents fair value (as determined  in  good
faith  by the Board of Directors of Borrower) at  the
time  of  such  sale,  subject to  the  7%  aggregate
limitation  and  other provisions of subsection  9.2,
and  provided  that, at the time of such  sale,  such
Subsidiary shall not own, directly or indirectly, any
shares   of  stock  or  Indebtedness  of  any   other
Subsidiary  or of Borrower (unless all of the  shares
of  stock  and Indebtedness of such other  Subsidiary
owned,  directly or indirectly, by Borrower  and  all
Subsidiaries   are  simultaneously  being   sold   as
permitted by this subsection 9.1).

           Merger and Sale of Assets.  Borrower shall
not,  and  shall not permit any Subsidiary, to  merge
with or into or consolidate with any other Person  or
sell,  lease  or  transfer or  otherwise  dispose  of
Property   that,   in  accumulation   with   Property
transferred  as  described in subsection  9.9  hereof
(but  without duplication), constitutes more than  7%
of the Consolidated Total Assets of Borrower and the Subsidiaries, on a cumulative basis during the period from July 1, 1995 through the Termination Date, and thereafter until all Obligations are paid in full, to any Person, except that:

                any  Subsidiary may  merge  with
     Borrower (provided that Borrower shall be the continuing or surviving corporation) or with any one or more other Subsidiaries,

                any  Subsidiary may sell, lease,
     transfer or otherwise dispose of any of its assets to Borrower or another Subsidiary,

               any Subsidiary may be sold or all
     or substantially all of its assets may otherwise be disposed of, subject to the conditions specified in subsection 9.1, and

               Borrower may merge with any other
     corporation,  provided  that  (i)  Borrower
     shall   be   the  continuing  or  surviving
     corporation, (ii) immediately after and giving effect to such merger, no Default or Event of Default shall exist and Borrower shall be in full compliance with each covenant herein contained and (iii) on the effective date of such merger Borrower shall deliver to the Bank an officer's certificate and, if reasonably requested by the Bank, an opinion of counsel acceptable to the Bank, each to the foregoing effect.

          Limitation on Net Worth.  Borrower will not
permit its Consolidated Tangible Net Worth to be less
than  $140,000,00.00 plus seventy-five percent  (75%)
of positive Consolidated Net Income for each fiscal quarter commencing with the quarter ended September
30, 1995.

           Total Debt Limitation. Borrower shall not permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth, as of the last day of any fiscal quarter, to exceed 0.60 to 1.0.

           Restriction on Liens. Borrower shall not, and shall not permit any Subsidiary to, offer a pledge of any of its Property or any other assets to any Person, nor create, assume or suffer to exist any Lien of any kind on or with respect to any of its Property or other assets, whether now owned or hereafter acquired, except for Permitted Liens.

          Debt Service Ratio. The Borrower shall not permit the Debt Service Ratio to be less than 2.0 to 1 as of the last day of any fiscal quarter of Borrower.

          Lines of Business. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, engage in any business other than those generally similar to those in which it and its Subsidiaries are engaged on the date hereof.

           Certain  Transfers of Property.   Borrower
shall  not transfer, directly or indirectly,  any  of
its Property to any Subsidiary other than in exchange
for the contemporaneous receipt of
       the  fair  market value thereof  in  money  or
readily   marketable   Property   (excluding   equity
securities  and  debt  instruments)  and  except  for
Property  that,  in  accumulation  with  Property  of
Borrower   and   the   Subsidiaries   sold,   leased,
transferred  or otherwise disposed of to  any  Person
(but without duplication), does not exceed 7% of  the
Consolidated  Total  Assets  of  Borrower   and   the
Subsidiaries, on a cumulative basis during the period
from  October  1, 1995 through the Termination  Date,
and  thereafter  until all Obligations  are  paid  in
full.  With respect to such transfers of Property  of
Borrower of book value in excess of $500,000.00,  the
determination  of  the  contemporaneous  receipt   by
Borrower of fair market value for purposes of the exception stated in the preceding sentence shall be made in good faith by Borrower's board of directors and a written copy of such determination, certified as true, complete and current by the Secretary of Borrower, shall be delivered to the Bank prior to the effective date of such transfer.

           Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

  DEFAULTS.

           Events of Default. The occurrence of any one or more of the following events or conditions shall constitute an "Event of Default" under this Loan Agreement:

                Borrower shall fail to  pay  (i)
     any  principal or interest under the  Note,
     or  any  fees  pursuant to subsection  3.4,
     within  three (3) Business Days  after  the
     date  on which such payment is due, or (ii)
     any  other  payment required  hereunder  or
     under any other Loan Document when due  and
     such  failure  to  pay such  other  payment
     shall  continue  for  more  than  ten  (10)
     Business Days after receipt of notice of such failure;

                Borrower or any Subsidiary shall
     fail   to   comply   with  any   agreement,
     covenant,  condition,  provision  or   term
     contained  in  subsections  8.4,   8.9   or
     Section 9 hereof;

                Borrower  shall fail  to  comply
     with   any   other   agreement,   covenant,
     condition,  provision or term contained  in
     this  Loan Agreement (other than those  set
     forth  in  subsection 10.1(b)  hereinabove)
     and such failure is not remedied within  30
     days after the Bank has given Borrower notice of the occurrence thereof;

                 Any  representation,  warranty,
     certification or statement made by Borrower in this Loan Agreement or any other Loan
     Document or in any
            certificate, financial statement  or
     other document delivered pursuant to or in connection with any Loan Document shall be incorrect in any material respect when made;

                 Borrower   or  any   Subsidiary
     defaults (whether as primary obligor or  as
     guarantor  or other surety) in any  payment
     of  principal of or premium or interest  on
     any   Indebtedness  other  than  the  Notes
     beyond  any  period of grace provided  with
     respect   thereto,  or  Borrower   or   any
     Subsidiary fails to perform or observe  any
     other    agreement,   term   or   condition
     contained in any agreement under which  any
     such  obligation is created (or  any  other
     event   thereunder  or   under   any   such
     agreement occurs and is continuing) and the
     effect of such failure or other event is to
     cause,  or to permit the holder or  holders
     of  such obligation (or a trustee on behalf
     of  such holder or holders) to cause,  such
     obligation  to  become  due   (or   to   be
     repurchased   by   the  Borrower   or   any
     Subsidiary)  prior to any stated  maturity,
     provided that the aggregate amount  of  all
     Indebtedness  or  other obligations  as  to
     which  such  a payment default shall  occur
     and  be  continuing or such  a  failure  or
     other    event   causing   or    permitting
     acceleration (or resale to Borrower or any Subsidiary) shall occur and be continuing exceeds $1,000,000.00);

                 Borrower   or  any  Significant
     Subsidiary shall commence a voluntary  case
     or  other  proceeding seeking  liquidation,
     reorganization or other relief with respect
     to   itself   or   its  debts   under   any
     bankruptcy, insolvency or other similar law
     now  or hereafter in effect or seeking  the
     appointment   of   a   trustee,   receiver,
     liquidator,  custodian  or  other   similar
     official of it or any substantial  part  of
     its  property, or shall consent to any such
     relief  or to the appointment of or  taking
     possession  by  any  such  official  in  an
     involuntary   case   or  other   proceeding
     commenced  against  it,  or  shall  make  a
     general  assignment  for  the  benefit   of
     creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                An  involuntary  case  or  other
     proceeding   shall  be  commenced   against
     Borrower   or  any  Significant  Subsidiary
     seeking   liquidation,  reorganization   or
     other  relief  with respect to  it  or  its
     debts  under any bankruptcy, insolvency  or
     other  similar  law  now  or  hereafter  in
     effect  or  seeking the  appointment  of  a
     trustee, receiver, liquidator, custodian or
     other   similar  official  of  it  or   any
     substantial part of its property, and  such
     involuntary case or other proceeding  shall
     remain  undismissed  and  unstayed  for   a
     period of 60 days; or an order for relief shall be entered against Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                Borrower  or any member  of  the
     Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $250,000.00 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate unfunded vested liabilities in excess of $250,000.00 shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against Borrower or any member of the Controlled Group to enforce Section 515 of
     ERISA and such proceeding shall remain undismissed and unstayed for a period of 60 days; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated;

                Any final judgment(s) (excluding
     those the enforcement of which is suspended
     pending appeal) for the payment of money in
     excess  of the sum of $1,000,000.00 in  the
     aggregate (other than any judgment  covered
     by   insurance  where  coverage  has   been
     acknowledged  by  the  insurer)  shall   be
     rendered against Borrower or any Subsidiary
     and such judgment or judgments shall not be
     satisfied or discharged at least  ten  (10)
     days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment;

                Any  levy or execution upon,  or
     judicial   seizure  of,  any  Property   of
     Borrower or any Subsidiary that has a  fair
     market  value  in  excess of  $1,000,000.00
     that is not bonded or released within thirty (30) days;

                Any  one  or  more of  the  Loan
     Documents  shall,  except  solely  by   any
     action or inaction of the Bank, cease to be
     legal,     valid,    binding     agreements
     enforceable against Borrower in accordance with the respective terms thereof, or shall in any way be terminated or become or be declared ineffective or inoperative, so as to deny the Bank the substantial benefits contemplated by such Loan Document or Loan
     Documents;

                The  insolvency of Borrower;  or
     the execution by Borrower of any assignment
     for   the  benefit  of  creditors;  or  the
     failure of Borrower to pay its debts as they mature; or if Borrower is generally not paying its debts as they mature;

                The liquidation, termination  or
     dissolution of Borrower;

               Borrower incurs a net loss in its
     business  operations in any two consecutive
     fiscal   quarters  as  reflected   in   the
     financial statements delivered to the Bank pursuant to Subsections 8.1(a) or 8.1(b) of this Agreement; or

                The  occurrence of any event  of
     default under any document or instrument given by Borrower in connection with any other Indebtedness of Borrower to the Bank.

           Remedies  Upon  Event of Default.   If  an
Event   of  Default  shall  have  occurred   and   be
continuing, then the Bank, at its sole option, may do
any  one or more of the following, all of which shall
be  deemed  cumulative, and not alternative remedies:
(i)   declare   the   Revolving   Credit   Commitment
terminated, whereupon the Revolving Credit Commitment
shall be terminated, (ii) declare the Obligations (or
any portion thereof) to be forthwith due and payable,
whereupon  the  Obligations  (or  any  such   portion
thereof) shall immediately become due and payable, in
each  case  without presentment, demand,  protest  or
other  notice  of any kind, all of which  are  hereby
expressly  waived, anything in this Agreement  or  in
any    other   Loan   Document   to   the    contrary
notwithstanding,  (iii) declare that  interest  shall
accrue on the principal amount of the Obligations  at
the  Default Rate, whereupon interest shall so accrue
notwithstanding  any  contrary  provision   of   this
Agreement, and all accrued and unpaid interest  shall
be  compounded with principal monthly, as of the  end
of  each month, and (iv) enforce its rights under any
one or more of the Loan Documents; provided, however,
that if any Event of Default specified in subsections
10.1(g)  or  (h)  shall occur, the  Revolving  Credit
Commitment   shall   automatically   terminate,   the
Obligations  shall  automatically  become   due   and
payable, and interest thereafter shall automatically accrue on the principal amount of the Obligations at the Default Rate, compounded monthly as aforesaid.

  MISCELLANEOUS.

           Entirety.   The Loan Documents embody  the
entire agreement between the parties and supersede all prior agreements and understandings, including, without limitation, the Existing Loan Facilities, relating to the subject matter hereof and thereof.

           Notices.  Except as otherwise specifically
provided   for   herein,  all   notices   and   other
communications  provided  for  herein  shall  be   in
writing (including telefacsimile communication)  and,
unless otherwise required herein or by law, shall  be
teletransmitted,  mailed  (certified  or   registered
mail, return receipt requested) or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof, or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. All notices and other communications hereunder shall be effective when transmitted by telecopier, delivered or, in the case of a mailed notice or notice sent by overnight courier, upon receipt thereof as conclusively evidenced by the signed receipt therefor, in each case given or addressed as aforesaid except that notices to the Bank under the provisions of Sections 3 or 5 shall not be effective until received by the Bank.

           Expenses;  Indemnification.  The  Borrower
agrees to pay on demand:  (a) the reasonable fees and
expenses  of Brown & Bain, P.A., special  counsel  to
the   Bank,   in  connection  with  the  negotiation,
preparation, approval, execution and delivery of  the
Loan  Documents; (b) the reasonable fees and expenses
of  counsel  for  the  Bank in  connection  with  any
amendment, modification or waiver of any of the terms
of  any Loan Document; and (c) in any applicable case
in which the Bank is the prevailing party (and if the
concept  of prevailing party is not applicable,  then
in  every case), all reasonable costs and expenses of
the  Bank  (including reasonable counsel's  fees)  in
connection   with  the  enforcement   through   legal
proceedings of this Agreement, the Note and/or any of the other Loan Documents.

     The Borrower hereby agrees to indemnify the Bank
and  its  directors, officers, agents  and  employees
from  and hold each of them harmless against any  and
all  losses, liabilities, claims, damages or expenses
incurred  by any of them arising out of or by  reason
of any investigation, litigation or other proceedings
related to any use made or proposed to be made by the
Borrower of the proceeds of the Revolving Credit Loan
or   the   operations  of  the  Borrower's  business,
including,  without limitation, the  reasonable  fees
and  disbursements of counsel incurred in  connection
with  any  such  investigation, litigation  or  other
proceedings   (but   excluding   any   such   losses,
liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

          Confidentiality.  Any information which the
Bank   receives  from  the  Borrower  shall  not   be
disclosed to any Person other than the Bank, if  such
information  is  not otherwise in the public  domain,
other   than  (a)  to  its  independent  accountants,
financial advisors or consultants and legal  counsel,
(b) pursuant to statutory or regulatory requirements,
(c)  pursuant to any mandatory court order or (d)  to
any  participant  in or assignee of,  or  prospective
participant in or assignee of, this Agreement or  any
Note.  With respect to those Persons set forth in (a)
and (d) hereinabove, all such Persons shall agree  to
be  bound by the terms of this subsection or be under
a  professional obligation to do so.  The Bank agrees
to  give  Borrower notice of any subpoena,  court  or
governmental order or other legal process served upon
the Bank and involving Borrower unless such notice is
prohibited by the issuer of such process  or  by  its
terms.   The  provisions  of  this  subsection  shall
survive the repayment of all Obligations hereunder and/or the termination of this Loan Agreement.

          Amendments, Waivers, Etc.  Any provision of
this  Agreement  or any other Loan  Document  may  be
amended   or  modified  only  by  an  instrument   or
instruments  in writing signed by the  Bank  and  the
Borrower.   No  waiver  of  any  provision  of   this
Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          Assignments and Participation; Transferees.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights or obligations hereunder, under the Note or under any other Loan Document without the prior written consent of the Bank.

           Invalid  Provisions.  If any provision  of
any  Loan Document is held to be illegal, invalid  or
unenforceable under present or future laws during the
term of this Loan Agreement, such provision shall  be
fully   severable;  such  Loan  Document   shall   be
construed and enforced as if such illegal, invalid or
unenforceable provision had never comprised a part of
such  Loan Document; and the remaining provisions  of
such  Loan  Document shall remain in full  force  and
effect  and  shall not be affected  by  the  illegal,
invalid   or  unenforceable  provision  or   by   its
severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added as part of such Loan
Document a provision mutually agreeable to Borrower and the Bank as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

           Headings. Section and subsection headings are for convenience of reference only and shall in no way affect the interpretation of this Loan Agreement.

          No Third Party Beneficiary. The parties do not intend the benefits of this Loan Agreement to inure to any third party, nor shall this Loan
Agreement be construed to make or render the Bank liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained herein or in the Note, or in any other Loan Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Loan Agreement or any of the other Loan Documents, neither this Agreement nor any other Loan Document shall be construed as creating any right, claim or cause of action against the Bank, or any of its respective officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other person or entity other than Borrower.

           Multiple Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement.

           Governing  Law.  This Loan  Agreement  has
been  prepared, is being executed and delivered,  and
is  intended to be performed in the State of Arizona.
The  substantive laws of the State of Arizona and the
applicable  federal  laws of  the  United  States  of
America shall govern the
     validity,    construction,    enforcement    and
interpretation of this Loan Agreement and all of  the
other   Loan  Documents  without  regard  to  Arizona
principles of conflict of laws.

          Arbitration.

           (a)  Binding Arbitration.  Upon the demand
of  Borrower  or  the Bank, whether made  before  the
institution  of any judicial proceeding or  not  more
than  60  days  after service of a  complaint,  third
party  complaint, cross-claim or counterclaim or  any
answer  thereto or any amendment to any of the above,
any  Dispute (as defined below) shall be resolved  by
binding  arbitration in accordance with the terms  of
this  arbitration clause.  A "Dispute" shall  include
any  action,  dispute, claim, or controversy  of  any
kind, whether founded in contract, tort, statutory or
common  law,  equity, or otherwise, now  existing  or
hereafter  occurring between the parties arising  out
of,   pertaining  to  or  in  connection  with   this
Agreement   or  any  Loan  Document.    The   parties
understand that by this Agreement they have decided that the Disputes may be submitted to arbitration rather than being decided through litigation in court before a judge or jury and that once decided by an arbitrator the claims involved cannot be brought, filed or pursued in court.

            (b)    Governing   Rules.    Arbitrations
conducted   pursuant  to  this  Agreement,  including
selection  of  arbitrators, shall be administered  by
the       American      Arbitration       Association
("Administrator")   pursuant   to   the    Commercial
Arbitration rules of the Administrator.  Arbitrations
conducted  pursuant  to  the terms  hereof  shall  be
governed by the provisions of the Federal Arbitration
Act  (Title 9 of the United States Code), and to  the
extent  the foregoing are inapplicable, unenforceable
or  invalid,  the  laws  of  the  State  of  Arizona.
Judgment  upon  any award rendered hereunder  may  be
entered  in any court having jurisdiction;  provided,
however,  that  nothing  contained  herein  shall  be
deemed  to be a waiver by the Bank of the protections
afforded  to  it  under  12  U.S.C.  91  or   similar
governing state law. Any party who fails to submit to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses, including reasonable attorney's fees, incurred by the opposing party in compelling arbitration of any Dispute.

           (c)   No Waiver, Preservation of Remedies,
Multiple  Parties.  No provision of, nor the exercise
of  any  rights under, this arbitration clause  shall
limit the right of any party to (1) foreclose against
any  real  or personal property collateral  or  other
security,  (2) exercise self-help remedies (including
repossession  and  setoff  rights)  or   (3)   obtain
provisional or ancillary remedies such as  injunctive
relief,    sequestration,    attachment,    replevin,
garnishment, or the appointment of a receiver from  a
court  having  jurisdiction.   Such  rights  can   be
exercised  at  any  time except to  the  extent  such
action  is  contrary to a final award or decision  in
any  arbitration  proceeding.   The  institution  and
maintenance of an action as described above shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration, nor render inapplicable the compulsory arbitration provisions hereof. Any claim or Dispute related to exercise of any self-help, auxiliary or other exercise of rights under this section (c) shall be a Dispute hereunder.

           (d)  Arbitrator Powers and Qualifications;
Awards.  Arbitrator(s) shall resolve all Disputes  in
accordance  with  the  applicable  substantive   law.
Arbitrator(s)  may make an award of  attorneys'  fees
and expenses if permitted by law or the agreement  of
the  parties.  All statutes of limitation  applicable
to  any  Dispute  shall apply to  any  proceeding  in
accordance   with   this  arbitration   clause.   Any
arbitrator selected to act as the only arbitrator  in
a  Dispute  shall  be  required to  be  a  practicing
attorney  with  not  less than 10 years  practice  in
commercial law in the State of Arizona.  With respect
to  a  Dispute  in  which the claims  or  amounts  in
controversy  do  not  exceed  five  hundred  thousand
dollars  ($500,000),  a single  arbitrator  shall  be
chosen  and shall resolve the Dispute.  In such  case
the  arbitrator  shall have authority  to  render  an
award  up  to but not to exceed five hundred thousand
dollars ($500,000) including all damages of any  kind
whatsoever, costs, fees and expenses.  Submission  to
a single arbitrator shall be a waiver of all parties'
claims  to  recover more than five  hundred  thousand
dollars  ($500,000).  A Dispute involving  claims  or
amounts   in   controversy  exceeding  five   hundred
thousand  dollars ($500,000) shall be  decided  by  a
majority   vote  of  a  panel  of  three  arbitrators
("Arbitration Panel").  An Arbitration Panel shall be
composed of one arbitrator who would be qualified  to
sit  as  a single arbitrator in a Dispute decided  by
one  arbitrator,  one  who has  at  least  ten  years
experience in commercial lending and one who  has  at
least  ten  years  experience  in  the  semiconductor
industry.   Arbitrator(s) may,  in  the  exercise  of
their  discretion, at the written request of a  party
in   any   Dispute,  (1)  consolidate  in  a   single
proceeding  any  multiple  party  claims   that   are
substantially identical and all claims arising out of
a  single loan or series of loans including claims by
or  against borrower(s) guarantors, sureties  and  or
owners  of collateral if different from the borrower,
and  (2)  administer multiple arbitration  claims  as
class  actions  in accordance with  Rule  23  of  the
Federal  Rules of Civil Procedure.  The arbitrator(s)
shall  be  empowered to resolve any dispute regarding
the  terms of this Agreement or the arbitrability  of
any  Dispute  or  any  claim that  all  or  any  part
(including  this provision) is void or  voidable  but
shall  have no power to change or alter the terms  of
this Agreement.  The award of the arbitrator(s) shall
be  in  writing  and shall specify the  factual   and
legal basis for the award.

           (e)  Miscellaneous.  To the maximum extent
practicable, the Administrator, the arbitrator(s) and
the  parties  shall  take  any  action  necessary  to
require  that an arbitration proceeding hereunder  be
concluded  within  180  days of  the  filing  of  the
Dispute  with  the Administrator.  The  arbitrator(s)
shall  be  empowered  to  impose  sanctions  for  any
party's   failure   to  proceed  within   the   times
established    herein.     Arbitration    proceedings
hereunder shall be conducted in Arizona at a location
determined  by  the  Administrator.   In   any   such
proceeding a party shall state as a counterclaim  any
claim   which  arises  out  of  the  transaction   or
occurrence or is in any way related to the  Documents
which  does not require the presence of a third party
which  could  not  be  joined  as  a  party  in   the
proceeding.    The  provisions  of  this  arbitration
clause  shall survive any termination, amendment,  or
expiration of the Loan Documents and repayment
in  full of sums owed to Banks by Borrower unless the
parties  otherwise expressly agree in writing.   Each
party  agrees  to  keep all Disputes and  arbitration
proceedings   strictly   confidential,   except   for
disclosures of information required in the ordinary course of business of the parties or as required by applicable law or regulation.

           Choice  of  Forum; Consent to  Service  of
Process;  Jurisdiction; Waiver of  Jury  Trial.   Any
suit,  action  or  proceeding against  Borrower  with
respect  to  this Loan Agreement, the  Note,  or  any
judgment entered by any court in respect thereof, may
be  brought  in  any of the courts of  the  State  of
Arizona, County of Maricopa or Pima County, or in the
United  States courts located in the State of Arizona
as  the  Bank in its sole discretion may  elect,  and
Borrower   hereby   submits   to   the   nonexclusive
jurisdiction  of such courts for the purpose  of  any
such  suit,  action or proceeding.   Borrower  hereby
irrevocably waives any objections which it may now or
hereafter  have to the laying of venue of  any  suit,
action  or  proceeding arising out of or relating  to
this  Loan  Agreement, the Note  or  any  other  Loan
Document brought in any of the courts located in  the
State   of  Arizona,  County  of  Maricopa  or  Pima.
BORROWER  AND THE BANK HEREBY IRREVOCABLY  WAIVE  ALL
RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING,  OR
COUNTER-CLAIM (WHETHER BASED UPON CONTRACT,  TORT  OR
OTHERWISE)  ARISING  OUT  OF  OR  RELATING  TO   THIS
AGREEMENT   OR  ANY  OTHER  LOAN  DOCUMENT   OR   THE
TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

       IN   WITNESS  WHEREOF,  the  undersigned  have
executed this Agreement as of the day and year first above written.

                              BURR-BROWN CORPORATION



                              By G. ROGER MYERS
                                   Its Treasurer

                              Addresses for Notices:

                              BURR-BROWN CORPORATION
                              6730    South    Tucson
                              Boulevard
                              Tucson, Arizona 85706
                              Telephone:        (602)
                              746-1111
                              Telefacsimile:    (602)
                              746-7752
                              Attention:        Chief
                              Financial Officer

                              FIRST  INTERSTATE  BANK
                              OF ARIZONA, N.A.



                              By PAUL HORNUNG
                                   Its Vice President

                              Addresses for Notices:

                              FIRST  INTERSTATE  BANK
                              OF ARIZONA, N.A.
                              Corporate       Banking
                              Division #741
                              100 West Washington
                              Phoenix, Arizona 85003
                              Telephone:        (602)
                              528-6634
                              Telefacsimile No: (602)
                              229-4409
                              Attention: Mr. Paul  C.
                              Hornung

                          SCHEDULE 7.7

                    BORROWER'S SUBSIDIARIES



BURR-BROWN INTERNATIONAL HOLDING CORPORATION, Tucson,

AZ

BURR-BROWN LIMITED, Scotland

BURR-BROWN INTERNATIONAL LIMITED, United Kingdom

BURR-BROWN JAPAN, LIMITED, Japan

BURR-BROWN INTERNATIONAL, S.A., France

BURR-BROWN INTERNATIONAL, S.R.L., Italy

BURR-BROWN INTERNATIONAL, B.V., Netherlands

BURR-BROWN INTERNATIONAL, GmbH, Germany

BURR-BROWN RESEARCH, GesmbH, Austria

BURR-BROWN, A.G., Switzerland

BURR-BROWN FOREIGN SALES CORPORATION, Barbados

Intelligent Instrumentation, Inc.

Power Convertibles Corporation

                         SCHEDULE 7.14

               CONTRACTS OF BORROWER/SUBSIDIARIES
                      WHICH ARE IN DEFAULT


                              None


                            ANNEX I
                               TO
                         LOAN AGREEMENT

                          by and among

                     BURR-BROWN CORPORATION
                        (the "BORROWER")

                              and

       FIRST INTERSTATE BANK OF ARIZONA, N.A.
                    (the "Bank")


      The  following  terms,  as  used  in  the  Loan
Agreement, have the meanings assigned to them in this Annex I (which is incorporated into and constitutes a part of the Loan Agreement for all purposes thereof):

      "Advance" means a disbursement of proceeds of the Revolving Credit Loan.

      "Agreement" or "Loan Agreement" means this Loan
Agreement, as amended, supplemented, restated or otherwise modified and in effect from time to time.

      "Applicable Interest Rate" means, with  respect
to  any Advance, the Prime Rate, the LIBO Rate or the
Bid  Rate, as from time to time selected by  Borrower
and  as  applicable  to  such  Advance  pursuant   to
subsections 3.2, 3.3 and 5.2 of the Loan Agreement.

      "Authorized Person" means the officers or other
employees   of  Borrower  from  time  to  time   duly
certified to the Bank by appropriate corporate action
as   authorized   to   request  Advances   and   make
designations of the Applicable Interest Rates.

     "Bid Rate":  See subsection 5.2.

     "Bid Rate Acceptance Time":  See subsection 5.2.

     "Bid Rate Request":  See subsection 5.2.

     "Borrowing Date" means the Business Day on which the proceeds of an Advance are disbursed to or for the benefit of Borrower.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Phoenix, Arizona are required or authorized to close.

      "Capital Expenditures" means, for any specified
period,  the  aggregate  for all  gross  expenditures
during   such   period  for  any   assets,   or   for
improvements, replacements, substitutions
or   additions   therefor  or  thereto,   which   are
capitalized on the consolidated balance sheet of the Borrower, including the balance sheet amount of any Capital Leases incurred during such period.

     "Capital Lease" means any obligation to pay rent
and   other  amounts  under  a  lease  of  (or  other
agreement conveying the right to use) Property which obligation is required to be classified and accounted for as a capital lease on a balance sheet of the lessee in accordance with GAAP, and for the purposes hereof the amount of each obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

      "Closing Date" means the date upon which all of the conditions precedent set forth in subsection 6.1 of the Loan Agreement have been fully satisfied and fully-executed copies of the Loan Documents have been delivered to and accepted by the Bank.

      "Code" means the Internal Revenue Code of 1986, as amended.

     "Consequential Loss":  See subsection 5.7.

     "Consolidated Net Income" means, with respect to
any  period, consolidated net earnings (after  income
taxes)  of  Borrower  and the Subsidiaries  for  such
period,  determined  in  accordance  with  GAAP,  but
excluding (i) any gain or loss arising from the  sale
of  capital  assets, (ii) any gain arising  from  any
write-up  of  assets  (other  than  the  write-up  of
current   assets  as  a  result  of  realignment   of
currencies),  (iii)  earnings of  any  other  Person,
substantially  all of the assets of which  have  been
acquired  by Borrower or a Subsidiary in any  manner,
to  the  extent that such earnings were  realized  by
such   other  Person  prior  to  the  date  of   such
acquisition, (iv) net earnings of any Person (other than a Subsidiary) in which Borrower or a Subsidiary has an ownership interest, unless such earnings have been actually received by Borrower or such Subsidiary in the form of cash distributions, (v) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary, and (vi) any gain arising from the acquisition of any securities of Borrower or a Subsidiary.

      "Consolidated Tangible Net Worth" means, at any
date,   the  total  stockholder's  equity  (including
capital   stock,  additional  paid  in  capital   and
retained earnings after deducting treasury stock) which would appear on a consolidated balance sheet of Borrower and the Subsidiaries prepared as of such date in accordance with GAAP, less the aggregate book value of Intangible Assets shown on such balance sheet.

      "Consolidated Total Assets" means, at any date, all assets of Borrower and its Subsidiaries that would appear as such on a consolidated balance sheet of Borrower and its Subsidiaries prepared as of that date in accordance with GAAP.

      "Consolidated Total Liabilities" means, at  any
date,   all   liabilities   of   Borrower   and   the
Subsidiaries  that  would  appear  as   such   on   a
consolidated  balance  sheet  of  Borrower  and   the
Subsidiaries prepared as of that date in accordance with GAAP.

       "Controlled   Group"  means,   severally   and
collectively, the members of the group controlling, controlled by and/or in common control of Borrower, within the meaning of Section 4001(b) of ERISA.

      "Debt Service Ratio" means the result of the following calculation, expressed as a percentage, as at the end of any fiscal quarter of Borrower:

                  the    sum    of    Borrower's
     Consolidated Net Income, interest  expense,
     depreciation   expense,   amortization   of
     intangibles expense, as measured over the preceding four fiscal quarters of Borrower;
     divided by

                the sum of interest expense,  as
     measured  over  the preceding  four  fiscal
     quarters  of  Borrower  plus  the   current
     maturities of long-term indebtedness as of the end of the given fiscal quarter.

All calculations and amounts shall be determined in accordance with GAAP. "Interest expense," as used hereinabove, shall include all gross interest expense amounts incurred by Borrower and the Subsidiaries.

      "Default" means an Event of Default or an event which, upon the giving of notice or the lapse of time or both, would constitute an Event of Default.

      "Default Rate" shall mean the rate per annum equal to the Prime Rate plus three percent (3%) per annum, changing in conformity with each change in the Prime Rate.

     "Designation Date":  See subsection 5.2.

      "Dollars" and the sign "$" each means lawful money of the United States of America.

      "ERISA"  means  the Employee Retirement  Income
Security Act of 1974, as amended, together with all rules and regulations issued pursuant thereto.

      "Eurodollar Business Day" means a Business Day on which dealings in Dollars are carried out in the London interbank market.

      "Event of Default" has the meaning specified in
Section 10.1 of the Loan Agreement.

     "Existing Loan Facility":  See subsection 1.1.

       "GAAP"  means  generally  accepted  accounting
principles and practices consistently applied  as  in
effect  within the United States from time  to  time,
which  shall  include  the  official  interpretations
thereof by the Financial Accounting Standards  Board,
or   any   successor  board  or  organization.    All
accounting  terms not otherwise defined in  the  Loan
Agreement or another Loan Document shall have the meaning assigned to such terms in accordance with GAAP.

      "Governmental  Authority" means any  government
(or   any   political  subdivision  or   jurisdiction
thereof), court, bureau, agency or other governmental
authority  having  jurisdiction over  Borrower  or  a
Subsidiary   or   any  of  its  or  their   business,
operations or Properties.

      "Immediately Available Funds" means funds with good value on the day and in the city in which payment is received.

     "Indebtedness" means, with respect to any Person
at  any  time, without duplication, all indebtedness,
obligations and liabilities of such Person which,  in
accordance with GAAP, consistently applied, should be
classified   as   liabilities  on  an  unconsolidated
balance sheet of such Person, but in any event  shall
include:   (a)  all obligations for  borrowed  money,
including  interest or fees of any nature related  to
the  borrowing of money accrued but unpaid,  (b)  all
obligations evidenced by bonds, debentures, notes  or
other   similar  instruments,  (c)  all  obligations,
actual or contingent, under letters of credit,  bills
of   exchange   or  bankers  acceptances,   (d)   all
obligations representing the deferred purchase  price
of Property or services, (e) all obligations, whether
or  not  assumed by or with recourse to such  Person,
secured by Liens upon, or payable out of the proceeds
of  or  production from, asset owned by such  Person,
(f)  all rental obligations under Capital Leases, (g)
all  obligations of any partnership or joint  venture
as  to  which such Person is or may become personally
liable,   and   (h)   any  contract,   agreement   or
understanding   pursuant   to   which   such   Person
guarantees, or in effect guarantees, any Indebtedness of another Person, whether directly or indirectly.

      "Intangible  Assets" of any Person  shall  mean
those  assets  of such Person that are  (i)  deferred
assets,  other  than  prepaid insurance  and  prepaid
taxes;  (ii)  patents, copyrights, trademarks,  trade
names,  franchises,  goodwill, experimental  expenses
and other similar assets which would be classified as
intangible assets on a balance sheet of such  Person,
prepared   in   accordance  with  GAAP;   and   (iii)
unamortized debt discount and expense.

      "Interbank Offered Rate" means, with respect to
an  Interest Period, the prevailing rate of  interest
per  annum at which deposits in immediately available
funds  in Dollars are offered at approximately  11:00
a.m.,  London time, two (2) Eurodollar Business  Days
prior  to  the first day of such Interest  Period  by
major  financial institutions active  in  the  London
interbank eurodollar market to first class  banks  in
the  London interbank eurodollar market for  delivery
on the first day
of  such Interest Period, such deposits being  for  a
period  of time equal or comparable to such  Interest
Period  and in an amount comparable to the  principal
amount  of the applicable Advance, as such prevailing
rate  of  interest is determined by the Bank at  such
time  from  reasonably available sources.   The  Bank
shall  notify  Borrower of its determination  of  the
Interbank   Offered  Rate  as  soon  as   practicable
following such determination. Each determination of the Interbank Offered Rate by the Bank, in the absence of manifest error, shall be conclusive and binding.

      "Interest Period" means, with respect to the LIBO Rate, a period commencing on a Designation Date and ending, with respect to the LIBO Rate, one, two, three or six months thereafter and, with respect to the Bid Rate, some number of days thereafter not to exceed thirty (30), in each case as Borrower shall specify in the applicable Notice of Interest Rate
Designation;  provided, however,  that  any  Interest
Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, and no Interest Period shall extend beyond the Termination Date.

      "Interest  Rate Designation":   See  subsection
5.2.

      "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees or any Governmental Authority.

      "LIBO  Rate,"  with  respect  to  any  Interest
Period,  means  the sum of (a) the Interbank  Offered
Rate for that Interest Period plus (b) 1.25%.

       "Lien"  means  any  lien,  mortgage,  security
interest,  charge,  tax  lien,  pledge,  encumbrance,
title  retention  agreement or analogous  instrument,
in,  of  or  on any of the Properties or assets,  now
owned  or hereafter acquired, of any Person,  whether
arising   by  agreement  or  operation  of   law   or
otherwise, and whether voluntarily or involuntarily created.

     "Loan Agreement" and "Agreement" means this Loan
Agreement, as amended, supplemented, restated or otherwise modified and in effect from time to time.

      "Loan Documents" means the Loan Agreement,  the
Note   (including   any  renewals,   extensions   and
refundings   thereof),  and  all  other   agreements,
instruments, certificates or other documents executed and delivered pursuant to or in connection therewith, as the same may be supplemented, amended or otherwise amended from time to time.

     "Material Adverse Event" means any occurrence of
whatsoever nature (including, without limitation, any
adverse  determination in any litigation, arbitration
or  governmental  investigation or proceeding)  which
materially   adversely   affects   the   present   or
reasonably    foreseeable    prospective    financial
condition or operations of the Borrower or any Significant Subsidiary or materially impairs the ability of the Borrower to perform its obligations under the Loan Documents.

      "Minimum  Amount Limitation":   See  subsection
3.3.

     "Note":  See subsection 3.6.

      "Notice  of  Interest Rate  Designation":   See
subsection 5.2.

      "Obligations"  means  all  obligations  of  the
Borrower  to  the  Bank  now  existing  or  hereafter
existing   under  any  Loan  Document,  whether   for
principal, interest, fees, expenses, indemnification or otherwise.

       "PBGC"  means  the  Pension  Benefit  Guaranty
Corporation created by Section 4002(a) of  ERISA,  or
any   Governmental   Authority  succeeding   to   the
functions thereof.

     "Permitted Liens" means (a) Liens granted to the
Bank  to  secure any obligations of Borrower  to  the
Bank,  (b) Liens described on Exhibit C to  the  Loan
Agreement,  (c)  Liens  to  secure  Indebtedness   of
Borrower or any Subsidiary that are taken or retained
by  the seller of all of the Property subject to that
Lien  to  secure  all or part of the  purchase  price
thereof,  which  Liens  shall  include,  but  not  be
limited  to,  interests of such  seller  pursuant  to
title   retention   agreements,   conditional    sale
contracts  or  Capital  Leases,  (d)  Liens  in   any
Property  existing (whether or not  assumed)  at  the
time, after the date of the Loan Agreement, that such
Property  was acquired by Borrower or any Subsidiary,
(e)  pledges  or deposits made to secure  payment  of
Workers'    Compensation,   unemployment   insurance,
pensions    or   social   security   programs,    (f)
construction  Liens on new or existing facilities  of
Borrower  for  which material or labor bonds  are  in
force or Liens imposed by mandatory provisions of Law
such as for materialmen's, mechanics', warehousemen's
and  other  similar  Liens arising  in  the  ordinary
course   of  business  securing  indebtedness   whose
payment  is not yet due, (g) Liens for Taxes  imposed
on  a  Person or upon such Person's income or profits
or  property, if the same are not yet due and payable
or  if the same are being contested in good faith and
as  to which adequate reserves have been provided  by
such  Person,  (h) good faith deposits in  connection
with  tenders, leases, real estate bids or  contracts
(other  than  contracts involving  the  borrowing  of
money),  pledges  or  deposits to  secure  public  or
statutory obligations, deposits to secure (or in lieu
of)   surety,  stay,  appeal  or  customs  bonds  and
deposits to secure the payment of taxes, assessments,
customs  duties or other similar charges or  deposits
or   bonds  to  secure  performance  of  governmental
contracts, or (i) encumbrances consisting  of  zoning
restrictions,    easements,    or    other    similar
restrictions on the use of real property, provided that such do not impair the use or value of such property for the uses intended, and none of which is violated by existing or proposed structures or land use.

      "Person"  means  any  individual,  corporation,
partnership,   limited   liability   company,   joint
venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Plan" means (a) with respect to Borrower, any plan described in Section 4021(a) of ERISA and not excluded pursuant to Section 4021(b) thereof, under which Borrower or any Subsidiary has contributed, and
(b) with respect to any other Person, any employee benefit plan or other plan established or maintained by such Person for the benefit of such Person's employees and to which Title IV of ERISA applies.

       "Prime   Rate"  means  the  rate  of  interest
designated by the Bank as its "prime rate" and publicly announced by the Bank from time to time, which may be a rate at, above or below that at which the Bank lends to other Persons. Each change in the Prime Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such public announcement of a change in the Prime Rate.

      "Property" means all types of real, personal, tangible, intangible or mixed property.

      "Regulation G" means Regulation G of the  Board
of  Governors of the Federal Reserve System 12 C.F.R.
Part   207   or   any   other  regulation   hereafter
promulgated  by  said  Board  to  replace  the  prior
Regulation  G  and  having  substantially  the   same
function, and any regulations, interpretation or ruling thereunder.

      "Regulation U" means Regulation U of the  Board
of Governors of the Federal Reserve System, 12 C.F.R.
Part   221,   or   any  other  regulation   hereafter
promulgated  by  said  Board  to  replace  the  prior
Regulation  U  and  having  substantially  the   same
function, and any regulations, interpretations or rulings thereunder.

      "Regulation X" means Regulation X of the  Board
of Governors of the Federal Reserve System, 12 C.F.R.
Part   224,   or   any  other  regulation   hereafter
promulgated  by  said  Board  to  replace  the  prior
Regulation  X  and  having  substantially  the   same
function, and any regulations, interpretations or rulings thereunder.

      "Regulatory Change" means any change after  the
date  of the Loan Agreement in United States federal,
state  or foreign laws or regulations or the adoption
or  making  after  such date of any  interpretations,
directives or requests applying to a class  of  banks
including the Banks under any United States  federal,
state  or  foreign Laws (whether or  not  having  the
force   of  law)  by  any  governmental  or  monetary
authority    charged    with    interpretation     or
administration thereof.

     "Reportable Event" means, any event set forth in
Section   4043(b)   of  ERISA  or   the   regulations
thereunder,  a  withdrawal from a Plan  described  in
Section  4063  of ERISA or a cessation of  operations
described in Section 4062(e) of ERISA.

     "Request for Advance":  See subsection 3.2.

       "Revolving   Credit  Commitment"   means   the
obligation  of the Bank to make the Revolving  Credit
Loan  (or any Advance thereof) pursuant to subsection
3.1.

       "Revolving  Credit  Commitment  Amount"  means
Fifteen Million Dollars ($15,000,000.00) (as the same may be (i) reduced pursuant to subsection 3.5 or (ii) changed as a result of an assignment pursuant to subsection 12.6).

      "Revolving Credit Loan" means the outstanding balance of Advances made by the Bank to the Borrower pursuant to subsection 3.1.

     "Revolving Period":  See subsection 3.1.

      "Significant Subsidiary" means any Subsidiary whose tangible net worth (as calculated in accordance with GAAP) is equal to or greater than ten percent
(10%) of Consolidated Tangible Net Worth at the time of any determination.

      "Subsidiary" means any corporation of which the Borrower owns or controls, directly or indirectly, more than fifty percent (50%) of the outstanding stock having by its terms ordinary voting power to elect a majority of the Board of Directors of the corporation.

       "Taxes"  means  taxes,  assessments,   levies,
imposts,  deductions,  charges  or  withholdings   or
whatsoever kind or nature, and all liabilities with respect thereto.

      "Termination  Date" means the  earlier  of  the
following:    (a)   the  Business   Day   immediately
preceding   the  date  that  is  the  second   annual
anniversary date of the Loan Agreement; or (b) the date on which the Revolving Credit Commitment is terminated pursuant to subsection 10.2.

       Other  Definitional  Provisions.   All   terms
defined  in the Loan Agreement shall have the  above-
defined   meanings  when  used  in  any  other   Loan
Document.   The words "hereof," "herein," "hereunder"
and  similar  terms when used in the  Loan  Agreement
shall refer to the Loan Agreement as a whole and  not
to  any  particular provision of the Loan  Agreement.
Defined  terms used in the singular shall import  the
plural  and  vice versa.  The word "including"  shall
not  import  any limitation of the preceding  general
description to or by the listed specific terms  which
follow.   References  to  "Section,"  "section"   and
"subsection"   are,  unless  the  context   otherwise
requires or otherwise specified, to sections and subsections of the Loan Agreement.

                           EXHIBIT A

                               TO

                         LOAN AGREEMENT

                     REVOLVING CREDIT NOTE


$15,000,000.00                                    January  , 1996
                                                 Phoenix, Arizona


      FOR  VALUE RECEIVED, BURR-BROWN CORPORATION,  a
Delaware  corporation (hereinafter  called  "Maker"),
hereby  promises  to  pay  to  the  order  of   First
Interstate Bank of Arizona, N.A. (the "Bank") at  the
main  office at 100 West Washington, Phoenix, Arizona
85003  (Attention: Corporate Banking Division, #741),
in   Dollars  in  immediately  available  funds,  the
principal    sum    of   FIFTEEN   MILLION    DOLLARS
($15,000,000.00) or the aggregate unpaid principal amount of all Advances (as such term and each other capitalized term used herein are defined in the Loan
Agreement hereinafter referred to) made by the Bank pursuant to the Loan Agreement, whichever is less, and to pay interest in like funds from the date hereof on the unpaid balance thereof at the rates of interest per annum and at the times specified in the Loan Agreement.

     Principal hereof shall be payable in the amounts and at the times set forth in the Loan Agreement.

      This note is the Revolving Credit Note referred
to  in that certain Loan Agreement dated of even date
herewith among Maker and the Bank (as the same may be
amended, modified or restated from time to time,  the
"Loan Agreement").  All of the terms, conditions  and
covenants of the Loan Agreement are expressly made  a
part of this Note by reference in the same manner and
with the same effect as if set forth herein at length
and  any  holder  of  this Note is  entitled  to  the
benefits  of  and  remedies  provided  in  the   Loan
Agreement  and  any other agreements by  and  between
Maker  and  Bank.   Reference is  made  to  the  Loan
Agreement for the maturity, payment, prepayment and acceleration of the indebtedness evidenced hereby.

       After   maturity,  including   maturity   upon
acceleration, all unpaid amounts of this  Note  shall
bear interest at that rate that is three percent (3%)
above  the  Prime  Rate.  Maker  agrees  to  pay  all
collection  expenses, including reasonable attorneys'
fees  and court costs, incurred in the collection  or
enforcement of all or any part of this Note in  which
the  holder hereof is the prevailing party.   In  the
event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by the holder hereof.

      Failure of the holder to exercise any option hereunder shall not constitute a waiver of the right to exercise same in the event of any subsequent default, or in the event of continuance of any existing default after demand for strict performance hereof.

      This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of the payee hereof, and any subsequent holders of this Note, and their successors and assigns.

      This Note shall be governed by and construed according to the laws of the State of Arizona.

      IN WITNESS WHEREOF, Maker has caused this Note to be executed by its duly authorized corporate agent as of the day and year first above written.


                                                BURR-
               BROWN CORPORATION,

a Delaware
                                   corporation



                                   By

Its

                                       Maker's    Tax
Identification

Number:  86-0445468

                           EXHIBIT B

                               TO

                         LOAN AGREEMENT

         MATTERS TO BE COVERED BY THE LEGAL OPINION OF
                       BORROWER'S COUNSEL


            The   Borrower  is  a  corporation   duly
incorporated,  validly existing and in good  standing
under the laws of the State of Delaware, and has  all
corporate   power   and  all  material   governmental
licenses,   authorizations,  consents  and  approvals
required to carry on its business as now conducted.

           Each Subsidiary identified in Schedule 7.7
of   the   Loan  Agreement  is  a  corporation   duly
incorporated, validly existing, and in good  standing
under   the   laws   of  the  jurisdiction   of   its
incorporation, and has all corporate  power  and  all
material   governmental   licenses,   authorizations,
consents and approvals to carry on its business as now conducted.

           The execution, delivery and performance by
the  Borrower of the Loan Agreement, the Note and any
other  Loan Documents are within Borrower's corporate
power,  have  been duly authorized by  all  necessary
corporate  action, and require no  action  by  or  in
respect   of,   or  filing  with,  any   Governmental
Authority  and  neither  the execution  and  delivery
thereof  nor  the  consummation of  the  transactions
contemplated  thereby nor compliance by the  Borrower
with  any, nor the Borrower's performance of all,  of
the  terms and provisions of the Loan Agreement,  the
Note and any other Loan Document will contravene  any
Law  applicable to it or conflict with, result in any
breach  of,  or  constitute any  default  under,  its
certificate  of  incorporation or  by-laws  (both  as
amended  to  date) or conflict with,  result  in  any
breach of, or constitute default under, or result  in
the  creation of a Lien under, or require the consent
of   any   trustee  or  creditor  pursuant  to,   any
indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, bank loan or credit agreement to which the Borrower is a party or by which it or its assets are bound, known to us.

           The Loan Agreement and the Note each has been duly authorized and delivered by the Borrower, and is the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency or other laws or equitable principles of general application relating to the enforcement of creditors' rights.

          To the best knowledge of such counsel after
due   inquiry,  there  are  no  actions,   suits   or
proceedings pending or threatened in any court or before any regulatory commission, board or other administrative or other governmental entity against or affecting the Borrower which could reasonably be expected to have a material adverse effect on its ability to enter into or perform its obligations under the Loan Agreement or the Note or on the condition

     (financial or otherwise), operations, business or prospects of the Borrower, except those described in the Borrower's report on Form 10-K for the fiscal year ended December 31, 1994 or described on Schedule
7.4 to the Loan Agreement.

           No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority is required in connection with the execution and delivery by the Borrower of any Loan Documents to which it is a party except for those which have already been obtained and are in full force and effect.

          The Borrower is not an "investment company"
nor   a   company  "controlled"  by  an   "investment
company",   within  the  meaning  of  the  Investment
Company Act of 1940, as amended.

                           EXHIBIT C

                               TO

                         LOAN AGREEMENT

                        PERMITTED LIENS


      Financing  Statements filed  with  the  Arizona

Secretary of State as follows:

      Filing  Date        File Number         Secured
Party

       08-05-88           540820              Norwest
Bank Arizona, NA1
       07-11-90            628294               Ellco
Leasing Corp.
       07-11-90            628295               Ellco
Leasing Corp.
     [02-04-91         91019122           Orix Credit
Alliance Inc.]
      09-05-91           678173              Hewlett-
Packard CO.
      10-23-91           683136             Airnetics
Engineering
     01-15-92          691754             Xerox Corp.
     01-15-92          691755             Xerox Corp.
     01-15-92          691757             Xerox Corp.
     01-15-92          691758             Xerox Corp.
        09-03-92            716920               AT&T
Commercial Finance
        09-03-92            716921               AT&T
Commercial Finance
        09-17-92            718302               AT&T
Commercial Finance2
                                          11-08-93
                                          764866
                                          Siemens
                                          Nixdorf
                                          Printing
                                          Sys.
                                                (Boca
Raton, FL)
        01-26-94            773287               Bell
Atlantic TriCon Leasing
                                            (Paramus,
NJ)
                                          02-08-94
                                          774763
                                          CIT/Equipme
                                          nt
                                          Financing,
                                          Inc.
                                          (Tempe, AZ)
      04-25-94           783970             Amplicon,
Inc.3
                                          12-15-94
                                          812631
                                          AT&T
                                          Capital
                                          Services
                                                  (DF
Airport, TX)


[FN]
1 Power Convertibles Corporation as debtor, Venture of Burr-Brown Corporation
2 Any liens arising out of the AT&T Documents, as defined in the Loan Agreement
3 Power Convertibles Corporation as debtor, Venture of Burr-Brown Corporation



REVOLVING CREDIT NOTE


$15,000,000.00                                   January 31, 1996
                                                 Phoenix, Arizona


      FOR  VALUE RECEIVED, BURR-BROWN CORPORATION,  a
Delaware  corporation (hereinafter  called  "Maker"),
hereby  promises  to  pay  to  the  order  of   First
Interstate Bank of Arizona, N.A. (the "Bank") at  the
main  office at 100 West Washington, Phoenix, Arizona
85003  (Attention: Corporate Banking Division, #741),
in   Dollars  in  immediately  available  funds,  the
principal    sum    of   FIFTEEN   MILLION    DOLLARS
($15,000,000.00) or the aggregate unpaid principal amount of all Advances (as such term and each other capitalized term used herein are defined in the Loan
Agreement hereinafter referred to) made by the Bank pursuant to the Loan Agreement, whichever is less, and to pay interest in like funds from the date hereof on the unpaid balance thereof at the rates of interest per annum and at the times specified in the Loan Agreement.

     Principal hereof shall be payable in the amounts and at the times set forth in the Loan Agreement.

      This note is the Revolving Credit Note referred
to in that certain Loan Agreement dated as of January
31, 1996 among Maker and the Bank (as the same may be
amended, modified or restated from time to time,  the
"Loan Agreement").  All of the terms, conditions  and
covenants of the Loan Agreement are expressly made  a
part of this Note by reference in the same manner and
with the same effect as if set forth herein at length
and  any  holder  of  this Note is  entitled  to  the
benefits  of  and  remedies  provided  in  the   Loan
Agreement  and  any other agreements by  and  between
Maker  and  Bank.   Reference is  made  to  the  Loan
Agreement for the maturity, payment, prepayment and acceleration of the indebtedness evidenced hereby.

       After   maturity,  including   maturity   upon
acceleration, all unpaid amounts of this  Note  shall
bear interest at that rate that is three percent (3%)
above  the  Prime  Rate.  Maker  agrees  to  pay  all
collection  expenses, including reasonable attorneys'
fees  and court costs, incurred in the collection  or
enforcement of all or any part of this Note in  which
the  holder hereof is the prevailing party.   In  the
event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by the holder hereof.

      Failure of the holder to exercise any option hereunder shall not constitute a waiver of the right to exercise same in the event of any subsequent default, or in the event of continuance of any existing default after demand for strict performance hereof.

      This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of the payee hereof, and any subsequent holders of this Note, and their successors and assigns.

      This Note shall be governed by and construed according to the laws of the State of Arizona.

      IN WITNESS WHEREOF, Maker has caused this Note to be executed by its duly authorized corporate agent as of the day and year first above written.


                                                BURR-
               BROWN CORPORATION,

a Delaware
                                   corporation



                                   By G.ROGER MYERS
                                   Its TREASURER
                                       Maker's    Tax
Identification

Number:  86-0445468